EXHIBIT 10.7(w)(i)

















                             OGDEN PROJECTS

                           PROFIT SHARING PLAN

               OGDEN PROJECTS PROFIT SHARING PLAN


                        Table of Contents

Section                                                      Page


SECTION  1.  PURPOSE . . . . . . . . . . . . . . . . . . . . .  1

SECTION  2.  DEFINITIONS . . . . . . . . . . . . . . . . . . .  2

SECTION  3.  PARTICIPATION . . . . . . . . . . . . . . . . . . 11

     3.1  Date of Participation. . . . . . . . . . . . . . . . 11
     3.2  Participation and Adjustments. . . . . . . . . . . . 12
     3.3  Duration.  . . . . . . . . . . . . . . . . . . . . . 12
     3.4  Reemployment.  . . . . . . . . . . . . . . . . . . . 12
     3.5  Establishment and Maintenance of Separate Account.   12
     3.6  Maintenance of Accounts Shall Not Vest Any
          Right in Plan Assets.  . . . . . . . . . . . . . . . 13

SECTION  4.  PRE-TAX CONTRIBUTIONS AND
               AFTER-TAX CONTRIBUTIONS . . . . . . . . . . . . 13

     4.1  Pre-Tax Contributions. . . . . . . . . . . . . . . . 13
     4.2  Refund of Excess Contributions.  . . . . . . . . . . 17
     4.3  After-Tax Contributions. . . . . . . . . . . . . . . 17
     4.4  Institute, Change, Resume, Suspend,
          Contributions. . . . . . . . . . . . . . . . . . . . 17
     4.5  Rollover Contributions.  . . . . . . . . . . . . . . 17

SECTION  5.  PARTICIPATING COMPANY CONTRIBUTIONS . . . . . . . 18

     5.1  Participating Company Contributions. . . . . . . . . 18
     5.2  Limitation on After-Tax Contributions. . . . . . . . 18
     5.3  Allocation of Participating Company
          Contributions. . . . . . . . . . . . . . . . . . . . 21
     5.4  Time of Payment of Participating Company
          Contributions. . . . . . . . . . . . . . . . . . . . 22
     5.5  Form of Payment of Participating Company
          Contributions. . . . . . . . . . . . . . . . . . . . 22
     5.6  Return of Employer Contributions.  . . . . . . . . . 22

SECTION  6.  INVESTMENT OF CONTRIBUTIONS . . . . . . . . . . . 22

     6.1  Investment by Trustees.  . . . . . . . . . . . . . . 22
     6.2  Investment Funds.  . . . . . . . . . . . . . . . . . 22
     6.3  Investment Elections.  . . . . . . . . . . . . . . . 23
     6.4  Company Liability. . . . . . . . . . . . . . . . . . 24

SECTION  7.  VALUATIONS AND ADJUSTMENTS OF
               PARTICIPANTS' ACCOUNTS. . . . . . . . . . . . . 24

     7.1  Allocation of Earnings and Losses - Valuation
          of Trust.  . . . . . . . . . . . . . . . . . . . . . 24
     7.2  Expenses.. . . . . . . . . . . . . . . . . . . . . . 25
     7.3  Allocation of Forfeitures. . . . . . . . . . . . . . 25

SECTION  8.  ELIGIBILITY FOR BENEFITS. . . . . . . . . . . . . 26

     8.1  Distribution of Participant's Account on
          Retirement and Disability. . . . . . . . . . . . . . 26
     8.2  Distribution of Participant's Account on
          Death.   . . . . . . . . . . . . . . . . . . . . . . 26
     8.3  Distribution on other Termination of
          Service. . . . . . . . . . . . . . . . . . . . . . . 26
     8.4  Hardship Withdrawals; In-Service
          Withdrawals. . . . . . . . . . . . . . . . . . . . . 26
     8.5  Loans. . . . . . . . . . . . . . . . . . . . . . . . 28
     8.6  Restrictions on Distributions. . . . . . . . . . . . 30

SECTION  9.  VESTING . . . . . . . . . . . . . . . . . . . . . 31

     9.1  Vesting. . . . . . . . . . . . . . . . . . . . . . . 31
     9.2  Vesting Schedule.  . . . . . . . . . . . . . . . . . 31
     9.3  Break in Service for Vesting.. . . . . . . . . . . . 31
     9.4  Full Vesting.  . . . . . . . . . . . . . . . . . . . 32

SECTION 10.  METHOD OF PAYMENT OF BENEFITS . . . . . . . . . . 32

     10.1  Payment of Benefits.  . . . . . . . . . . . . . . . 32
     10.2  Commencement of Benefits. . . . . . . . . . . . . . 32
     10.3  Time of Payment.  . . . . . . . . . . . . . . . . . 34
     10.4  Latest Commencement Date. . . . . . . . . . . . . . 34
     10.5  Direct Rollover.  . . . . . . . . . . . . . . . . . 35
     10.6  Special Tax Notice. . . . . . . . . . . . . . . . . 35

SECTION 11.   DESIGNATION OF BENEFICIARIES . . . . . . . . . . 35

     11.1  Beneficiary Designation.  . . . . . . . . . . . . . 35
     11.2  Failure to Designate Beneficiary. . . . . . . . . . 35

SECTION 12.  ADMINISTRATION OF THE PLAN. . . . . . . . . . . . 36

     12.1  Powers and Duties of Administrative
           Committee.  . . . . . . . . . . . . . . . . . . . . 36
     12.2  Powers and Duties of the Investment
           Committee.. . . . . . . . . . . . . . . . . . . . . 36
     12.3  Powers and Duties of Trustees.  . . . . . . . . . . 36
     12.4  Agents, Reports of Committees.  . . . . . . . . . . 37
     12.5  Structure of the Committees.  . . . . . . . . . . . 37
     12.6  Adoption of Procedures of Committees. . . . . . . . 37
     12.7  Demands for Money.  . . . . . . . . . . . . . . . . 37
     12.8  Hold Harmless; Indemnification. . . . . . . . . . . 38
     12.9  Claims for Benefits.  . . . . . . . . . . . . . . . 38
     12.10 Communications. . . . . . . . . . . . . . . . . . . 39
     12.11 Participant Information.  . . . . . . . . . . . . . 40
     12.12 Service of Process. . . . . . . . . . . . . . . . . 40
     12.13 Specific Powers and Duties. . . . . . . . . . . . . 40

SECTION 13.  TERMINATION OR WITHDRAWAL OF
               PARTICIPATING COMPANY PARTICIPATION . . . . . . 40

     13.1 Termination or Withdrawal of Participating
          Company. . . . . . . . . . . . . . . . . . . . . . . 40
     13.2 Distributions Upon Termination or Withdrawal . . . . 40
     13.3 Transfer to Successor Plan.  . . . . . . . . . . . . 41

SECTION 14.  AMENDMENT OR TERMINATION OF THE
               PLAN AND THE TRUST. . . . . . . . . . . . . . . 42

     14.1  Right to Amend, Suspend or Terminate Plan.  . . . . 42
     14.2  Retroactivity.  . . . . . . . . . . . . . . . . . . 42
     14.3  Notice. . . . . . . . . . . . . . . . . . . . . . . 42
     14.4  No Further Contributions. . . . . . . . . . . . . . 42
     14.5  Partial Termination.  . . . . . . . . . . . . . . . 43
     14.6  Exclusive Benefit.. . . . . . . . . . . . . . . . . 43

SECTION 15.  GENERAL LIMITATIONS AND PROVISIONS. . . . . . . . 44

     15.1  All Risk on Participants and Beneficiaries. . . . . 44
     15.2  No Right to Continued Employment. . . . . . . . . . 44
     15.3  Payment of Behalf of Payee. . . . . . . . . . . . . 44
     15.4  No Alienation.  . . . . . . . . . . . . . . . . . . 44
     15.5  Missing Payee.  . . . . . . . . . . . . . . . . . . 45
     15.6  Subject to Trust Agreement. . . . . . . . . . . . . 45
     15.7  Gender; Singular. . . . . . . . . . . . . . . . . . 45
     15.8  Captions. . . . . . . . . . . . . . . . . . . . . . 45
     15.9  Applicable Law. . . . . . . . . . . . . . . . . . . 45

SECTION 16.  MAXIMUM AMOUNT OF ALLOCATION. . . . . . . . . . . 45

     16.1  Application of Section 16.  . . . . . . . . . . . . 45
     16.2  Maximum Annual Additions to Account.  . . . . . . . 45
     16.3  Order of Reduction. . . . . . . . . . . . . . . . . 46
     16.4  Additional Account Limitations. . . . . . . . . . . 47

SECTION 17.  TOP HEAVY PROVISIONS. . . . . . . . . . . . . . . 48

     17.1  Top Heavy Plan. . . . . . . . . . . . . . . . . . . 48
     17.2  Top Heavy Plan Definitions. . . . . . . . . . . . . 49
     17.3  Top Heavy Plan Minimum Contribution.  . . . . . . . 51
     17.4  Top Heavy Plan Annual Addition Limitations. . . . . 52
     17.5  Other Plans.  . . . . . . . . . . . . . . . . . . . 52

APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . 53

APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . . 55

                      SECTION  1.  PURPOSE

          The purpose of the Ogden Projects Profit Sharing Plan (the "Plan") is to continue to provide retirement benefits and certain other benefits to eligible employees of Ogden Projects, Inc. and its participating subsidiaries and other participating companies, or to the beneficiaries of such employees, and thereby to continue to encourage employees to make and continue careers with Ogden Projects, Inc., all as set forth herein and in the trust adopted as a part of the Plan.

          Prior to the adoption of the Plan, Ogden Projects, Inc. and several other subsidiaries of Ogden Corporation were each a "Participating Company" under the Ogden corporation Profit Sharing Plan (the "Prior Plan"), and the related trust thereunder
(the "Prior Plan Trust"). As a result of the Tax Reform Act of 1986, Ogden Corporation, parent of the sponsor of the Prior Plan, determined that it would be in the best interest of all Prior
Plan Participating Companies, and their respective employees, to elect whether to continue to be a Participating Company under the Prior Plan or to establish a separate defined contribution plan. Effective as of January 1, 1989, Ogden Projects, Inc. determined that it was in the best interest of Ogden Projects, Inc., its subsidiaries, affiliated companies and the employees of such companies to adopt the Plan, such plan being substantially similar and a continuation of the Prior Plan. All service credited to an individual as a participant under the Prior Plan was credited to such individual under the Plan; provided, that such individual became a Participant of the Plan on or after January 1, 1989, and further provided, that such service was credited solely in accordance with the terms and provisions of the Plan. With the adoption of the Plan, the trustee of the Prior Plan Trust segregated a proportional share of the assets of the Prior Plan, including any earnings, and transferred such assets to the trustee of the Plan's trust to be held in trust for the Participants of the Prior Plan who continue to be participants of the Plan. By letter dated June 19, 1991, the District Director of Internal Revenue, Baltimore, Maryland determined that (i) the adoption of the Plan and its related trust, (ii) the spinoff and transfer of assets and liabilities from the Prior Plan and Prior Plan Trust to the Plan and the Plan's trust, and (iii) the crediting of service, as described herein, satisfied the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986.

          Subsequent to the issuance of the District Director's favorable determination letter, effective December 31, 1991, the Ogden Environmental Services ("OES") Profit Sharing Plan merged
with the Plan.   In addition to OES (now known as Ogden Waste
Treatment Services, Inc.), Ogden Yorkshire Water Co. participates in the Plan.

          The Plan, as set forth herein, constitutes an amendment and restatement of the Plan through January 1, 1994. Although this restatement is generally effective January 1, 1989, the enactment of the Unemployment Compensation Amendments of 1992, and the Omnibus Budget Reconciliation Act of 1993, as well as the adoption of miscellaneous administrative and operational changes, necessitates different effective dates for different Plan Sections.


          The Plan, as amended and restated, and maintained hereunder, is intended to continue to qualify as a plan and a trust which meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law, including, without limitation, the Employee Retirement Income Security
Act of 1974.

          The rights of any person who terminated employment or who retired on or before the effective date of a particular amendment, including his eligibility for benefits and the time and form in which benefits, if any, will be paid, and the actuarial assumptions used to compute such benefits, shall be determined solely under the terms of the Prior Plan or the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a participant in the Plan.



                    SECTION  2.  DEFINITIONS

          When used herein the following terms shall have the following meanings:

          2.1 "Account" or "Participant's Account" means the Account established and maintained on behalf of a Participant, including such Participant's Company Contribution Account, Pre-Tax Contribution Account, After-Tax Contribution Account, Roll-over Contribution Account and any other account establishing pursuant to Appendix A.

          2.2 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

          2.3  "Administrative Committee" means the OPI
Administrative Committee as provided for in Section 12. For purposes of the Act, the Administrative Committee shall be the administrator of the Plan and its members shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

          2.4 "Affiliate" means any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company and any other entity required to be aggregated with the Company pursuant to the IRS Regulations under
Section 414(o) of the Code; except that for purposes of applying the provisions of Sections 16 and 17 with respect to the limitations on contributions, Section 415(h) of the Code shall apply.

          2.5  "After-Tax Contributions" and "After-Tax
Contribution Account" means those After-Tax contributions made pursuant to Section 4.3 and that portion of the Participant's
Account to which such contributions are credited.

          2.6 "Annual Net Profit" means current and accumulated net income and earnings of each Participating Company, as determined by each Participating Company, in accordance with generally accepted accounting principles, without regard to any federal, state, and local income taxes. If any Participating Company is prevented from making a contribution by reason of having insufficient Annual Net Profit, then any other Participating Company who, along with such Participating Company, is a member of an "affiliated group" within the meaning of Section 1504 of the Code and does have sufficient Annual Net Profit, may make a contribution on behalf of such Participating Company, up to the amount so prevented.

          2.7 "Beneficiary" means the beneficiary or beneficiaries designated by a Participant pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of such Participant.

          2.8 "Board of Directors" means the Board of Directors of the Company.

          2.9 "Break in Service" means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Administrative Committee in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, as determined by the Administrative Committee in accordance with this Section 2.9 and the Labor Department Regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 Hours of Service and that the individual timely provides the Administrative Committee with such information as it may require. Hours of Service credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year, or (ii) in the following Plan Year.
For purposes of this Section 2.9, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2.10 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

          2.11 "Committee" means the Administrative Committee and the Investment Committee.

          2.12  "Company" means Ogden Projects, Inc., a State of
Delaware corporation.

          2.13  "Company Contributions" and "Company Contribution
Account" means those Company Contributions made pursuant to Section
5.1 and that portion of the Participant's Account to which such contributions are credited.

          2.14 "Compensation" means for each Plan Year beginning before January 1, 1994, an Employee's first $200,000 (as adjusted for cost of living to the extent permitted by the Code and IRS Regulations) and for each Plan Year beginning on or after January 1, 1994, Compensation means an Employee's first $150,000 (as adjusted by the Commissioner of the IRS, for years beginning after December 31, 1993, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) (the "annual compensation limit"), of remuneration paid or payable for Service while an Employee and a Participant and performed during the Plan Year and, but for the Eligible Employee's Pre-Tax Contributions, would have been received by such Employee by the March 15 following the close of the Plan Year, without giving effect to any reduction therein pursuant to such Participant's election under Section 4.1. Compensation includes any deferred income earned by the Employee, salary deferrals made pursuant to Section 4.1 and Section 125 of the Code, but excludes imputed income, other non-cash compensation, amounts of special discretionary cash compensation, severance payments, contributions to the Plan or any other pension, profit sharing or benefit plan maintained by a Participating Company, any benefit payment under the Plan, or any other similar plan, reimbursed expenses and withholding taxes remitted by a Participating Company on behalf of the Employee with respect to imputed income. If less than a full Plan Year of Compensation is taken into account, then the annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Compensation of a Participant for purposes of the annual compensation limit, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term Family Member shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted annual compensation limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this
Section 2.14 prior to the application of the annual compensation limit.

          2.15 "Direct Rollover" means (i) a distribution by the Plan to an Eligible Retirement Plan as specified by a Distributee and (ii) a payment by another employee retirement plan to the Plan as a Rollover Contribution as specified by an Eligible Employee.

          2.16 "Disability" means an Employee's physical or incapacity to perform his assigned duties with the Employer, such that he is eligible to receive either benefits under the long-term disability plan of the Company or any Affiliate, or disability benefits under the Social Security Act and such incapacity is expected to last for more than 12 months as determined in a uniform manner by the Administrative Committee after reviewing any medical evidence which the Administrative Committee considers necessary, including the reports of any medical examinations required by the Administrative Committee.

          2.17 "Distributee" means a Participant or a former Participant. A Participant's or former Participant's Surviving Spouse or a former spouse of a Participant or former Participant who is a payee under a Qualified Domestic Relations Order to which a distribution is to be made under the Plan shall also be deemed to be a Distributee.

          2.18 "Early Retirement Age" means the date on which a Participant has attained age 55 and has completed five Years of Service.

          2.19 "Early Retirement Date" means the first day of the month coincident with or next following a Participant's retirement after reaching his Early Retirement Age but prior to his Normal Retirement Age.

          2.20 "Effective Date" means, for this amendment and restatement, January 1, 1994. The original effective date of the Plan is January 1, 1989.

          2.21  "Eligible Employee" means any Employee excluding
(i) any nonresident alien, (ii) any Employee who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his participation in the Plan, (iii) any Employee paid on a hourly basis and who are in the employ of units that have been designated by the Company as being ineligible to participate in the Plan, and for the 1994 Plan Year,
(iv) any Highly Compensated Employee designated by the Administrative Committee to be ineligible to participate in the Plan, unless or until the Administrative Committee rescinds such prohibition.

          2.22 "Eligible Retirement Plan" means (i) an individual retirement account, as described in Section 408(a) of the Code, (ii) an individual retirement annuity, as described in
Section 408(b) of the Code, (iii) an annuity plan, as described in
Section 403(a) of the Code, and (iv) a qualified plan and trust, as described in Sections 401(a) and 501(a) of the Code; provided, however, that in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan means an individual retirement account or an individual retirement annuity, as described in Sections 408(a) and 408(b) of the Code, respectively.

          2.23 "Eligible Rollover Distribution" means any distribution from the Plan of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution shall not include: (i) any distribution to the extent such distribution is required under Section 10.2(c) and Section 401(a)(9) of the Code, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a period of ten years or more, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (iv) After-Tax Contributions made in accordance with the Plan.

          2.24 "Employee" means an individual in the employ of the Employer.

          2.25  "Employer" means the Company and each other
Participating Company, or any of them.

          2.26 "Family Member" means a spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          2.27 "Highly Compensated Employee" or "Highly Compensated Participant" means an Employee or Participant who, during the relevant period, is treated as a Highly Compensated Employee. A Highly Compensated Employee includes any Employee who performs Service for the Employer during the determination year and who, during the look-back year (i) received Salary from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Salary from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or
(iii) was an officer of the Employer or an Affiliate and received Salary during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes (1) Employees who are both described in the preceding sentence if the term determination year is substituted for the term look-back year and the Employee is one of the 100 Employees who received the most Salary from the Employer or an Affiliate during the determination year, (2) Employees who are five percent owners at any time during the look-back year or determination year, and (3) Employees who have separated from Service or deemed to have separated from Service prior to the determination year, perform no Service for the Employer or an Affiliate during the determination year and were Highly Compensated Employees for either the separation year or any determination year ending on or after such Employee's 55th birthday. For purposes of (ii) above, the top-paid group consists of the top 20% of Employees ranked on the basis of Salary received during the determination year (excluding Employees who are described in Section 414(q)(8) of the Code). For purposes of
(iii) above, the number of officers shall not exceed 50, or, if less, the greater of three Employees or 10% of the Employees (excluding Employees who are described in Section 414(q)(8) of the Code). If no officer has satisfied the Salary requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For purposes of this Section 2.27, the "determination year" shall be the Plan Year unless the Employer elects a calendar year and the "look-back" year shall be the 12-month period immediately preceding the determination year, or, if elected by the Employer, the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year), or, if elected, the calendar year immediately preceding the calendar year determination year. If an Employee is, during a determination year or look-back year, a Family Member of either a five percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Salary paid by the Employer or Affiliate during such year, then the Family Member and the five percent owner or top 10 Highly Compensated Employee shall be aggregated.
In such case, the Family Member and five percent owner or top 10 Highly Compensated Employee shall be treated as a single Employee receiving Salary and contributions or benefits, as applicable, equal to the sum of such Salary and contributions or benefits, as applicable, of the Family Member and five percent owner or top 10 Highly Compensated Employee. The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100
Employees, the number of Employees treated as officers, and the Salary that is considered, will be made in accordance with Section 414(q) of the Code and IRS Regulations.

          2.28 "Hours of Service" means the hours for which an Employee shall receive credit for purposes of the Plan, as follows:

               (a)  One hour for each hour for which he is
directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan. (These hours shall be credited to the Employee for the computation period or periods in which the duties were performed, and shall include hours for which back pay has been either awarded or agreed to by the Company or Affiliate as provided by Labor Department Regulations under the Act, with no duplication of credit for hours.)

               (b) One hour for each hour, in addition to the hours in Section 2.28(a), above, for which he is directly or indirectly paid, or entitled to payment, by the Company or Affiliate, for reasons other than for the performance of duties during the applicable computation periods, such as paid vacation, paid holiday, paid sickness, and similar paid periods of nonworking time. (These hours shall be counted in the computation period or periods in which the hours for which payment is made occur.)

               (c)  One hour for each hour of the normally
scheduled work hours for each day during any period he is on leave of absence from work with the Company or Affiliate for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided that if he fails to report for work at the end of such leave during which he has reemployment rights he shall not receive credit for hours on such leave.

               (d) The number of normally scheduled work hours for each day of authorized leave of absence granted by the Company or Affiliate in accordance with reasonable policies established therefor for which he is not compensated. When no time records are available, the Employee shall be given credit for Hours of Service based upon the number of normally scheduled work hours for each day he is on the Company's or Affiliate's payroll, as determined in accordance with reasonable standards and policies from time to time adopted by the Administrative Committee under Section 2530.200b-2(b) and (c) of the Labor Department Regulations, which are incorporated herein by this reference thereto. Notwithstanding the foregoing, an Employee shall be credited with 45 Hours of Service with respect to each week for which he is entitled to be credited with at least one Hour of Service.

          2.29 "Individual Retirement Account Rollover Contribution" means the entire amount received by an Eligible Employee from an individual retirement account representing the entire amount in the account (the "qualifying amount") if no part of the amount in the account is attributable to any source other than (i) an employer's plan and trust described in Section 401(a) of the Code, that is exempt from federal income tax under Section 501(a) of the Code, or (ii) a qualified annuity plan meeting the requirements of Section 403(a) of the Code, and any earnings on such sums. An Individual Retirement Account Rollover Contribution shall be accepted only if the entire qualifying amount was received by the Eligible Employee in cash, and only such cash amount is included in the Individual Retirement Account Rollover Contribution. The Eligible Employee may transfer any portion of such cash amount to the Trust on or before the 60th day after the day on which the Participant received the qualifying amount.

          2.30  "Investment Committee" means the OPI Investment
Committee as provided for in Section 12.

          2.31 "Investment Fund" means the investment fund or funds, or any additional funds which the Investment Committee may establish or adopt from time to time by written notice to the Trustee.

          2.32 "Investment Manager" means an Investment Manager, as that term is defined in Section 3(38) of the Act, appointed by the Investment Committee in accordance with Section 12.2 hereof.

          2.33  "IRS" means the United States Internal Revenue
Service.

          2.34  "Labor Department" means the United States
Department of Labor.

          2.35 "Normal Retirement Age" means the date which is the Participant's 65th birthday. Upon attainment of Normal
Retirement Age, the Participant shall have a nonforfeitable right to his entire Account balance.

          2.36 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's attainment of his Normal Retirement Age.

          2.37 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.

          2.38 "Participating Company" means an Affiliate of the Company, designated by the Board of Directors as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the Employees of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Board of Directors so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, the Investment Committee and the Trustee its exclusive agents to exercise on its behalf all of the powers and authority conferred hereby, or by the Trust Agreement, upon the Company, and shall make its allocable contributions to the Plan. The authority of the Company, the Administrative Committee, the Investment Committee and the Trustee to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustee as provided in
Section 14.4 hereof.

          2.39 "Plan" means the OPI Profit Sharing Plan, as set forth herein and as the same may be amended from time to time.

          2.40  "Plan Year" means the calendar year.

          2.41 "Pre-Tax Contributions" and "Pre-Tax Contribution Account" mean those contributions made by the Employer on behalf of a Participant in accordance with such Participant's election pursuant to Section 4.1 and that portion of the Participant's Account to which such contributions are credited.

          2.42 "Prior Plan" means the Ogden Profit Sharing Plan, as in effect on January 1, 1989.

          2.43 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a settlement agreement) which has been determined by the Administrative Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

          2.44  "Qualified Plan Rollover Contribution" means,

          (a)  For Rollover Contributions made prior to January
1, 1993, the balance to the credit of an Eligible Employee under an employee retirement plan meeting the requirements of Section 401(a) of the Code, paid to an Eligible Employee in one or more distributions which constitute a "lump sum distribution" within the meaning of Section 402(d)(4)(A) of the Code (determined without reference to Sections 402(d)(4)(B) and (F) of the Code) or within one taxable year of the Eligible Employee on account of a termination of such plan or, in the case of a profit sharing plan or stock bonus plan, a complete discontinuance of contributions under such plan. The maximum amount which may be transferred prior to January 1, 1993 shall not exceed the fair market value of all the property received in the distribution reduced by:

               (i) the Eligible Employee's own contributions under such plan and any other amounts con-sidered as contributed by him (determined by applying Section 72(f) of the Code); less

               (ii) any amounts previously distributed to him
                    from such other plan and not includible in his gross income.

          (b) For Rollover Contributions made on or after January 1, 1993, a Qualified Plan Rollover Contribution means any distribution paid to an Eligible Employee from an employee retirement plan meeting the requirements of Section 401(a) of the Code, of all or any portion of the balance to the credit of an Eligible Employee, except that a Qualified Plan Rollover Contribution shall not include: (i) any distribution to the extent such distribution is required under Section 10.2 and Section 401(a)(9) of the Code, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a period of ten years or more, and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A Participant must transfer any portion of his distribution to be rolled over to the Trust on or before the 60th day after the day on which he received the distribution.

          2.45 "Regulations" means the applicable regulations issued under the Code (referred to herein as "IRS Regulations"), the Act (referred to herein as "Labor Department Regulations") or other applicable law, by the IRS, the Labor Department or any other governmental authority and any temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

          2.46 "Rollover Contribution" and "Rollover Contribution Account" means any contribution made by a Participant pursuant to
Section 4.5 and that portion of the Participant's Account to which such contributions are credited.

          2.47 "Salary" means for each Plan Year beginning before January 1, 1994, an Employee's first $200,000 (as adjusted for cost of living to the extent permitted by the Code and IRS Regulations) of total remuneration paid or payable for Service while an Eligible Employee, without giving effect to any reduction therein pursuant to an election under Section 4.1(a) nor any contributions by the Employer to the Plan or any other retirement plan maintained by the Employer, as reported on IRS Form W-2.
For each Plan Year beginning on or after January 1, 1994, Salary means an Employee's first $150,000 (as adjusted by the Commissioner of the IRS, for years beginning after December 31, 1993, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) of total remuneration paid or payable for Service while an Eligible Employee, without giving effect to any reduction therein pursuant to an election under Section
4.1(a) nor any contributions by the Employer to the Plan or any other retirement plan maintained by the Employer, as reported on IRS Form W-2.

          2.48 "Service" means employment or reemployment (whether or not as an Eligible Employee) with the Company, any Participating Company or with any subsidiary of or other corporation or entity affiliated or associated with the Company which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code), including all periods of employment rendered by an individual from his date of employment or reemployment, as the case may be, with the Employer and all Service credited to a Participant while a participant under the Prior Plan, in accordance with the terms and conditions of the Prior Plan.

          2.49 "Surviving Spouse" means the survivor of a deceased Participant or a deceased former Participant to whom such deceased Participant or deceased former Participant had been legally married (as determined by the Administrative Committee) on the date of the Participant's death or at the time payments commence, whichever is earlier.

          2.50 "Trust" or "Trust Fund" means the trust established by the Company pursuant to the Trust Agreement as a part of the Plan.

          2.51  "Trustee" means the trustee of the Trust.

          2.52 "Trust Agreement" means the agreement entered into between the Company and the Trustee regarding the investment and holding of Plan assets as provided in the Plan, as amended or restated from time to time.

          2.53  "Valuation Date" means the last day of each Plan
Year and the last day of any calendar month or months in a Plan
Year and any other date as the Administrative Committee in its discretion may specify or determine from time to time.

          2.54 "Vested Interest" means the portion of a Participant's Account which has become nonforfeitable pursuant to
Section 9.2.

          2.55 "Year of Service" means any Plan Year during which an Employee completed at least 1,000 Hours of Service as determined by the Administrative Committee in accordance with the Regulations. In addition, solely for purposes of determining whether an Eligible Employee is enrolled as a Participant as provided in Section 3, if an Employee does not complete 1,000 Hours of Service during the Plan Year in which his Service commenced but does complete at least 1,000 Hours of Service during the 12 consecutive month period beginning on the date his Service commenced, as determined by the Administrative Committee, then, he shall be credited with a Year of Service for such 12 consecutive month period. In determining the number of Years of Service a Participant is to be credited with all years of service credited to such Participant, as of December 31, 1988, under the Prior
Plan.



                   SECTION  3.  PARTICIPATION

          3.1 Date of Participation. Each Employee who is an Eligible Employee on the Effective Date and who was a Participant in the Plan on Effective Date shall continue to be a Participant on such Effective Date. Each Employee who was an Eligible Employee on the Effective Date but who was not a Participant in the Plan prior to that date, shall become a Participant in the Plan on the earliest of (i) the date the Eligible Employee would become a Participant under the terms of the Plan prior to the Effective Date or (ii) the first day of the month coincident with or next following the later of (1) date on which the Eligible Employee has completed six months of Service, or (2) the date on which the Eligible Employee has completed 1,000 Hours of Service with the Employer, commencing on the day such Eligible Employee completed one Hours of Service provided that such Eligible Employee is employed by the Employer on that date. Each other Employee who is an Eligible Employee hired on or after the Effective Date shall become a Participant in the Plan on the first day of the month coincident with or next following the later of (i) the date on which the Eligible Employee has completed six months of Service or
(ii) the date on which the Employee has completed 1,000 Hours of Service with the Employer, commencing on the day such Eligible Employee completed one Hour of Service, provided such Eligible Employee is employed by the Employer on that date.

          3.2 Participation and Adjustments. A Participant shall file with the Administrative Committee a written application form which shall include an election to reduce the Participant's Compensation, specifying the amount of contributions elected under
Section 4 and authorizing any necessary payroll deductions, investment direction, beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan and the Trust and any agreement with any other funding agency, including an insurance company, constituting a part of the Plan and the Trust Fund.

          3.3 Duration. The participation of a Participant shall end when no further benefits are payable to him or his Beneficiary from his Account under the Plan.

          3.4  Reemployment.

               (a)  Subject to Section 3.4(b), if
a reemployed Employee was a Participant at the time of his termination of employment, he shall immediately resume active participation in the Plan upon his reemployment and credit for his Hours of Service and Years of Service prior to his termination shall be reinstated.

               (b) If a reemployed Employee was not a Participant at the time he was terminated, his Hours of Service shall be immediately reinstated. If he had fulfilled the service requirements of Section 3.1 at the time of his prior termination, but terminated employment prior to becoming a Participant, he shall become a Participant on the first day of the month following the date of his reemployment. If he had not fulfilled such service requirement at the time of his termination, he shall become a Participant as provided in Section 3.1.

          3.5  Establishment and Maintenance of Separate Account.
(a) The Administrative Committee shall establish and maintain or cause to be established and maintained in respect to each Participant an Account showing his interest under the Plan and in the Trust Fund (including, but not limited to, separate accounts showing his respective interests, if any, in each of the Investment Funds) with respect to (i) Pre-Tax Contributions made under
Section 4.1, (ii) Company Contributions made under Section 5.1,
(iii) After-Tax Contributions made under Section 4.1 and (iv) Rollover Contributions made pursuant to Section 4.5, such other accounts as described in Appendix A, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of his Account and the value of each such separate interest at least annually and upon any distribution to him. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund made in accordance with the Plan and the terms of the Trust Agreement.

          3.6 Maintenance of Accounts Shall Not Vest Any Right in Plan Assets. The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.




             SECTION  4.  PRE-TAX CONTRIBUTIONS AND
                     AFTER-TAX CONTRIBUTIONS

          4.1 Pre-Tax Contributions. (a) A Participant may elect to reduce his Compensation by an amount not less than one percent and not more than ten percent of such Compensation for a Plan Year in any whole percentage in accordance with procedures adopted by the Administrative Committee, and the Employer shall contribute such amount to the Plan on behalf of the Participant as a Pre-Tax Contribution. Notwithstanding the foregoing, such Pre-Tax Contributions in any calendar year shall not exceed
$9,240, as adjusted, for years beginning after December 31, 1993, for increases in the cost of living in accordance with Section 402(g)(5) of the Code. In the event that the aggregate amount of Pre-Tax Contributions for a Participant exceeds the limitation in the previous sentence, the amount of such excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15th of the calendar year following the calendar year for which the Pre-Tax Contributions were made. If a Participant also participates, in any calendar year, in any other plans subject to the limitation set forth in Section 402(g) of the Code and has made deferrals under the Plan when combined with the other plans subject to such limits in excess of the limitation described above, to the extent the Participant designates, in writing submitted to the Administrative Committee no later than the March 1 of the calendar year following the calendar year for which the Pre-Tax Contributions were made, any Pre-Tax Contributions under the Plan as excess deferrals, the amount of such designated excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15 of the calendar year following the calendar year for which the Pre-Tax Contributions were made. The amount of such excess gains or losses is determined by multiplying the gain or loss for the calendar year allocable to the excess deferrals of the Participant by a fraction, the numerator of which is the excess deferral amount made by the Participant for the calendar year and the denominator of which is the balance of the Pre-Tax Contribution Account as of the end of such calendar year, without regard to any gain or loss, allocable to such Account for the calendar year. The gain or loss allocable to the excess deferrals for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocated to such excess deferrals for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month. The amount of excess deferrals that may be distributed pursuant to this Section 4.1(a) with respect to a Participant shall be reduced by any excess contributions (as defined in Section 4.1(b)(ii)) previously distributed to the Participant for the Plan Year beginning with or within the calendar year to which such excess deferrals relate. Notwithstanding the foregoing, in no event may the total of the Participant's Pre-Tax Contributions and After-Tax Contributions, as described in Section 4.3, in any Plan Year exceed ten percent of his Compensation.

          (b)(i)  Notwithstanding any other provision of this
Section 4.1, the actual deferral percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual deferral percentage tests: (a) the actual deferral percentage for such Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (b) the actual deferral percentage for the Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the actual deferral percentage for Highly Compensated Employees does not exceed the actual deferral percentage for such other Eligible Employees by more than two percentage points. For purposes of this Section 4.1, the "actual deferral percentage" for a Plan Year means, for each specified group of Eligible Employees, the average of the ratios (calculated separately for each Eligible Employee in such group) (the
"actual deferral ratio") of (A) the amount of contributions allocated to the Participant's Pre-Tax Contribution Account (and any contribution under Section 5.1(a) which meets the requirements of Section 1.401(k)-1(b)(5) of the IRS Regulations) during the Plan Year, to (B) the amount of the Participant's Salary for the Plan Year. A Participant's Pre-Tax Contribution will be taken into account under the actual deferral percentage test, as described herein, for a Plan Year only if such contribution relates to Compensation that either would have been received by the Employee during the Plan Year, but for the election pursuant to Section 4.1(a), or is attributable to Service performed by the Employee during the Plan Year and would have been received by the Employee within two and one-half months after the close of the Plan Year, but for the election pursuant to Section 4.1(a). A Pre-Tax Contribution will be taken into account under the actual deferral percentage test for a Plan Year only if it is allocated to the Participant's Pre-Tax Contribution Account as of a date within such Plan Year. For purposes of the actual deferral percentage test described herein, a Pre-Tax Contribution will be considered allocated within a Plan Year if such allocation is not contingent on participation or the performance of Service after such date and the Participant's Pre-Tax Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates. An Eligible Employee's actual deferral ratio shall be zero if no Pre-Tax Contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.1(b).
The actual deferral ratio taken into account under this Section 4.1(b) for any Highly Compensated Employee who is a participant under two or more Section 401(k) of the Code cash or deferred arrangements of the Employer shall be determined as if all such
Section 401(k) cash or deferred arrangements were treated as one
Section 401(k) cash or deferred arrangement. For purposes of determining the actual deferral ratio of a Participant who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five-percent owner or one of the ten most Highly Compensated Employees as described in Section 414(q)(6) of the Code, the Pre-Tax Contributions and Salary of such Participant shall include Pre-Tax Contributions and Salary of Family Members, and such Family Members shall not be considered as separate Eligible Employees in determining actual deferral percentages.

               (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual deferral percentage tests specified in Section 4.1(b)(i) is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section
402(g) of the Code under Section 4.1(a). The Administrative Committee may, in its sole discretion, and without the consent of a Participant, reduce or suspend the Salary Reduction Contributions of a Highly Compensated Employee, or return excess Salary Reduction Contributions, such Contributions increased by any income and decreased by any losses to the extent necessary to satisfy one of the actual deferral percentage tests. In the event that neither of such actual deferral percentage tests is satisfied, the Administrative Committee shall, to the extent permissible under the Code and IRS Regulations, refund the excess contributions in the manner described in Section 4.1(b)(iii). For purposes of this Section 4.1, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Pre-Tax Contributions (and any earnings and losses allocable thereto) made to the Pre-Tax Contribution Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the Pre-Tax Contribution Accounts of such Participants without violating the requirements of
Section 4.1(b)(i), determined for each such Highly Compensated Participant by reducing Pre-Tax Contributions made on behalf of Highly Compensated Participants as follows: First, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced to the extent necessary to satisfy the actual deferral percentage test or cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, this process shall be repeated until the actual deferral percentage test is satisfied. The amount of excess contributions of a Highly Compensated Employee is then equal to the total of the Pre-Tax Contributions taken into account for the actual deferral percentage test less the product of the Highly Compensated Employee's reduced actual deferral ratio as determined pursuant to this Section 4.1(b)(ii) and his Salary. This process shall be known as the leveling method, as described in IRS Regulation Section 1.401(k)-1(f)(2).

          (iii) If required in order to comply with the provisions of Section 4.l(b)(i) and the Code, the Administrative Committee shall refund excess contributions for a Plan Year. The distribution of such excess contributions shall be made to Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Section 14, no later than the end of the 12-month period immediately following the date of such termination. Any such distribution shall be made to each Highly Compensated Participant on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant determined under Section 4.1(b)(ii). The distribution of any excess contributions shall include the gains and losses allocable thereto for the Plan Year as well as for the period between the end of the Plan Year and the date of the distribution. The gain or loss allocable to excess contributions for a Plan Year is the gain or loss allocable to the Participant's Pre-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Pre-Tax Contributions for the year and the denominator of which is the Participant's Pre-Tax Contribution Account as of the end of such Plan Year without regard to any gain or loss for the Plan Year. The gain or loss allocable to the excess contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocated to such excess contributions for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month. In the case of a Highly Compensated Employee whose actual deferral percentage is determined under the family aggregation rules, the amount of excess contributions, as defined in Section 4.1(b)(ii), shall be determined by reducing the actual deferral percentage in accordance with the leveling method described in Section 4.1(b)(ii) and the excess contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

               (iv) Notwithstanding the foregoing provisions of this Section 4.1(b), the amount of excess contributions to be distributed pursuant to Section 4.1 with respect to a Highly Compensated Employee for a Plan Year, shall be reduced by any excess deferrals distributed to such Participant for such Plan Year pursuant to Section 4.1(a). In no case may the amount of such distributed excess contributions exceed the amount of Pre-Tax Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

               (v) Notwithstanding any other provision of the Plan, the sum of the actual deferral percentage determined in accordance with Section 4.l(b)(i) of those Eligible Employees who are Highly Compensated Employees and the actual contribution percentage determined in accordance with Section 5.2(a) of those Eligible Employees who are Highly Compensated Employees shall not exceed the aggregate limit determined in accordance with this
Section 4.1(b)(iv). The "aggregate limit" for a Plan Year means the greater of (A) or (B) where (A) is the sum of (1) 1.25 multiplied by the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, and (2) two plus the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, provided that the amount shall not exceed twice the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees; and (B) is the sum of (1) 1.25 multiplied by the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, and (2) two plus the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, provided that this amount shall not exceed twice the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees.

          4.2 Refund of Excess Contributions. The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1. In the event that the aggregate limit is exceeded the actual deferral percentage of those Eligible Employees who are Highly Compensated Employees shall be reduced in the same manner as described in
Section 4.1 until the aggregate limit is no longer exceeded.

          4.3 After-Tax Contributions. Subject to the provisions of Section 5.2, a Participant may elect to make
After-Tax Contributions to the Plan of an amount of up to ten percent of his Compensation in any whole percentage through payroll deductions, in accordance with procedures adopted by the Administrative Committee.

          4.4 Institute, Change, Resume or Suspend Contributions. A Participant may suspend Pre-Tax Contributions made on his behalf or his After-Tax Contribution, or both, or institute or change the rate of the reduction of his Compensation pursuant to Section 4.1, or the rate of his After-Tax Contribution, or both, upward or downward within the percentage limitations set forth in Section 4.1, without terminating his participation in the Plan, upon 30 days advance written notice thereof to the Administrative Committee. Such change shall be effective as of the first day of any calendar quarter. A suspension shall be effective as of the first day of any calendar month. A Participant may not change the rate of the reduction of his Compensation or the rate of his After-Tax Contribution more frequently than once every three months. The Administrative Committee may, in its discretion and in a uniform and nondiscriminatory manner, waive its right to such written notice at any time and from time to time.

          4.5 Rollover Contributions. (a) A Participant may make a Rollover Contribution to the Plan at any time of a Qualified Plan Rollover Contribution or an Individual Retirement Account Rollover Contribution. If the Participant elects to make a Rollover Contribution, the Participant shall supply the Administrative Committee with evidence, assurances, opinions and certifications it may deem necessary to establish to its satisfaction that the amounts to be contributed qualify as a Qualified Plan Rollover Contribution, an Individual Retirement Account Rollover Contribution or a Direct Rollover and will not affect the qualification of the Plan or the tax-exempt status of the Trust under Sections 401(a) and 501(a) of the Code, respectively. The amount so transferred must consist of cash distributed from such other plan or any portion of the cash proceeds from the sale of distributed property other than cash, to the extent permitted by Section 402(a)(6)(D) of the Code.

          (b) Any Rollover Contribution shall be allocated to the appropriate Participant's Rollover Contribution Account which shall be established and separately accounted for, shall be invested in accordance with the direction of the Participant pursuant to Section 6, be debited or credited in accordance with
Section 7, and shall be distributed in the same manner and at the same time as described in Sections 8 and 10 with respect to a distribution of benefits under the Plan to such Participant.

          (c) Each request by any Eligible Employee to make a Rollover Contribution shall be subject to review by the Administrative Committee which shall make a case by case determination that each Rollover Contribution meets the requirements set forth in this Section 4.5 and such other requirements or conditions as the Administrative Committee may, from time to time and in its sole discretion, impose; provided, however, that any determination made by the Administrative Committee shall not have the effect of discriminating in favor of Employees who are officers, shareholders or Highly Compensated Employees.




        SECTION  5.  PARTICIPATING COMPANY CONTRIBUTIONS

          5.1  Participating Company Contributions.  For each
Plan Year, a Participating Company may contribute to the Plan a fixed dollar amount or a percentage of the total Compensation earned by such Participating Company to its Eligible Employees who participated in the Plan for such Plan Year. Such amount or percentage, if any, shall be determined by resolution of the board of directors of such Participating Company as soon as practical following the close of the Plan Year. The Company shall deliver a copy of such resolution fixing the annual contributions of the Participating Company, duly certified by the Secretary or Assistant Secretary of the Company, to the Trustee as soon as practical following the close of the Plan Year. In no event shall any contribution by a Participating Company exceed the amount deductible by it for federal income tax purposes. On or about the date of determining the annual contribution, the Administrative Committee shall be advised of the amount of such annual contribution upon which its allocation is to be calculated. Any Participating Company contributions made hereunder shall be reduced to the extent necessary to comply with the requirements of
Section 415 of the Code.

          5.2 Limitation on After-Tax Contributions. (a) Notwithstanding any other provision of this Section 5.1, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual contribution percentage tests: (A) the actual contribution percentage for such Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (B) the actual contribution percentage for the Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the actual contribution percentage for Highly Compensated Employees does not exceed the actual contribution percentage for such other Eligible Employees by more than two percentage points. For purposes of this Section 5.2, the "actual contribution percentage" for a Plan Year means, for each specified group of Eligible Employees, the average of the ratios (calculated separately for each Eligible Employee in such group) (the "actual contribution ratio") of (A) the sum of (I) After-Tax Contributions credited to his After-Tax Contribution Account if such After-Tax Contributions are paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year and if the Administrative Committee so elects in accordance with and to the extent permitted by IRS Regulations, (II) Pre-Tax Contributions (including excess contributions under Section 4.1(b) if the contribution would have been received in cash by the Participant had the Participant not elected to defer such amounts under Section 4.1(a)) credited to his Pre-Tax Contribution
Account, to (B) the amount of the Participant's Salary for the Plan Year. An Eligible Employee's actual contribution percentage shall be zero if no contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans of the Employer to which Pre-Tax Contributions, After-Tax Contributions or Company Contributions are made are treated as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all Pre-Tax Contributions, After-Tax Contributions or Company Contributions of such plans shall be treated as being made under a single plan for purposes of this Section 5.2. The actual contribution ratio taken into account under this Section 5.2 for any Highly Compensated Employee who is eligible to make After-Tax Contributions or receive Employer contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. The determination and treatment of the actual contribution ratio of any Participant shall satisfy such other requirements as may be required by the IRS
Regulations. For purposes of determining the actual contribution ratio of a Participant who is a Highly Compensated Employee subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a five percent owner or one of the 10 most Highly Compensated Employees as described in
Section 414(q)(6) of the Code, the Employer contributions and After-Tax Contributions and Salary of such Participant shall include the Employer contributions and After-Tax Contributions and Salary of Family Members, and such Family Members shall not be considered as separate Eligible Employees in determining actual contribution percentage.

               (b) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual contribution percentage tests specified in Section 5.2(a) is satisfied for such Plan
Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a) and then determining the treatment of excess contributions under Section 4.1(b). In the event that neither of the actual contribution percentage tests is satisfied, the Administrative Committee shall refund or forfeit the excess aggregate contributions in the manner described in
Section 5.2(c). For purposes of this Section 5.2, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made to (A) the After-Tax Contribution Account and (B) the Pre-Tax Contribution Account (to the extent permitted by the IRS Regulations and if the Administrative Committee elects to take into account Pre-Tax Contributions when calculating the actual contribution percentage under Section 5.2(a) of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the After-Tax Contribution Account and Pre-Tax Contribution Account of such Participants without violating the requirements of Section 5.2(a). The amount of each Highly Compensated Participant's excess aggregate contributions shall be determined as follows: First, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced to the extent necessary to satisfy the actual contribution percentage test under
Section 5.2(a) or cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the actual contribution percentage test is satisfied. The amount of excess aggregate contributions for a Highly Compensated Employee is then equal to the total of the contributions taken into account for the actual contribution percentage test minus the product of the Employee's reduced actual contribution ratio as determined above and the Employee's Salary. This process shall be known as the leveling method, as described in IRS Regulation Section 1.401(m)- 1(e)(2). In the case of a Highly Compensated Employee whose actual contribution ratio is determined under the family aggregation rules, the amount of excess aggregate contributions, as defined in this Section 5.2(b) shall be determined by reducing the actual contribution ratio in accordance with the leveling method described in this Section 5.2(b) and the excess aggregate contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

               (c) If the Administrative Committee is required to refund or forfeit excess aggregate contributions for any Highly Compensated Participant for a Plan Year in order to satisfy the requirements of Section 5.2(a), then the refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Section 14, no later than the end of the 12-month period immediately following the date of such termination. For each such Participant amounts so refunded or forfeited shall be made in the following order of priority: (A) by distributing amounts contributed to the After-Tax Contribution Account, and earnings thereon; and (B) by distributing amounts contributed to the Pre-Tax Contribution Account (to the extent such amounts are included in the actual contribution percentage), and earnings thereon. However, in no case may the amount of excess aggregate contributions refunded or forfeited with respect to any Highly Compensated Employee exceed the amount of After-Tax Contributions made on behalf of the Highly Compensated Employee for the Plan Year. All such distributions and forfeitures shall be made to, or shall be with respect to, Highly Compensated Participants on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant as determined under
Section 5.2(b). The distribution of any excess aggregate contributions shall include the gains and losses allocable thereto for the Plan Year as well as for the period between the end of the Plan Year and the date of the distribution. The gain or loss allocable to excess aggregate contributions is the gain or loss allocable to the Participant's After-Tax Contributions Account
(and any Pre-Tax Contribution included in the actual contribution percentage test) to the extent not included in the actual deferral percentage test multiplied by a fraction, the numerator of which is the excess aggregate contribution for the Participant for the Plan Year and the denominator is the Participant's After-Tax Contributions (and all amounts treated as such for purposes of the actual contribution percentage test) at the end of such Plan Year, without regard to gains and losses attributable to such Accounts for the Plan Year. The gain or loss allocable to the excess aggregate contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocated to such excess aggregate contributions for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purpose of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month.

          5.3  Allocation of Participating Company Contributions.

          (a) The Administrative Committee shall allocate the contribution of each Participating Company made in accordance with Section 5.1 among all Participants who were employed by such Participating Company or an Affiliate as of the last day of the Plan Year. The contribution shall be allocated to the Company Contribution Account of each Employee of the Participating Company who was a Participant in the Plan for a Plan Year in the same proportion that his Compensation bears to the Compensation of all Employees of the Participating company who were Participants in the Plan for such Plan Year. Notwithstanding the foregoing, (i) no contribution shall be allocated in respect of a Participant who did not complete at least one Hour of Service with a Participating Company during such Plan Year; and (ii) a contribution shall be allocated with respect to a Participant whose participation in the Plan terminated during the Plan Year because of (1) the attainment of his Early Retirement Date or his Normal Retirement Date, (2) his death, or (3) his Disability, even if he was not employed by a Participating Company on the last day of the Plan Year.

          (b) In the event that a Participating Company is unable to make its full contribution because of the limitations specified in Section 2.6 (to the extent such contribution is not paid on such Participating Company's behalf pursuant to such Section) the amount allocated to such Participant in respect of his employment during such Plan Year with such Participating Company shall be reduced proportionately so that the total amounts allocable to Participants in respect of employment with the Participating Company do not exceed the actual amount of the contribution made by such Participating Company. If the Plan fails to satisfy Section 401(a)(26) of the Code, Participating Company contributions under
Section 5.1 shall be allocated among the Eligible Employees who are Participants for the Plan Year in which such contributions are made, in the proportion that the Compensation of each Participant bears to the total Compensation of all Participants for such Plan Year.

          5.4 Time of Payment of Participating Company Contributions. The Company Contributions made by a Participating Company under Section 5.1 shall be paid as soon as practicable to the Trustee following the approval of such contribution by the Board of Directors; provided that the total amount of the contribution under the Plan for any taxable year shall be paid in full on or before such date as the federal income tax laws applicable to such payment require the payment to be made in order to permit deduction of such payment for such taxable year.

          5.5 Form of Payment of Participating Company Contributions. The Pre-Tax Contributions made for a taxable year pursuant to Section 4.1, the Company Contributions made for a taxable year pursuant to Section 5.4 and the Participants' After-Tax Contributions under Section 4.3, shall be paid directly by the Company to the Trustee in cash, or, at the option of the Company, in whole or in part in other property acceptable to the Trustee.

          5.6 Return of Employer Contributions. Any contribution made by an Employer because of a mistake of fact shall be returned to the Employer which made such contribution within one year of such contribution. Any contribution made by an Employer is conditioned upon the contribution's deductibility or the Plan's initial qualification under the Code, and if either the deduction or the initial qualification is denied, such contribution shall be returned to the Employer which made such contribution within one year after the date such deduction or qualification is denied.



            SECTION  6.  INVESTMENT OF CONTRIBUTIONS

          6.1 Investment by Trustees. All amounts of money, securities or other property received as contributions under the Plan shall be delivered to the Trustee to be managed, invested, reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and the Trust.

          6.2 Investment Funds. (a) The Trustee shall cause to be established and maintained separate Investment Funds in each of which each Participant who has any interest therein shall have an undivided proportionate interest. The Investment Committee shall have, from time to time and at any time, the right to establish additional Investment Funds to implement and carry out investment objectives and policies as established by the Investment Committee. The Investment Committee may from time to time delete Investment Funds on at least 30 days' prior written notice to the Trustee. Each Participant's undivided proportionate interest in each Investment Fund of the Trust shall be measured by the proportion that his account balance in such Investment Fund bears to the total account balances of all Participants in that Investment Fund as of the date that such interest is being determined. Interest, dividends and other distributions received and gains realized on securities or other property held in any Investment Funds shall be reinvested in such Investment Funds.

               (b) The Investment Funds shall consist of the following investments:

                    (1)  A "Company Stock Fund" which shall be
invested in the common stock of Ogden Corporation;

                    (2) An "Equity Fund" which shall be invested by a professional manager or managers in such other companies' common stocks and other securities whose investment objectives are a blend of targets for appreciation, current income and growth in dividends;

                    (3)  A "Fixed Income Fund" which shall be
invested in guaranteed interest or bank investment contracts or synthetic guaranteed interest or investment contracts, with the earnings of such contracts being blended for allocation purposes;

                    (4) A "Merrill Lynch Treasury Fund" a mutual fund which shall invest in a portfolio of United States Treasury securities and equivalents;

                    (5)  Effective October 1, 1994, the "Fidelity
Magellan Fund" which shall be invested by a professional manager or managers in common stock and securities convertible into common stock of domestic, foreign and multinational issuers of all sizes that offer potential for growth; and

               (c)  Effective October 1, 1994, the "T. Rowe
Price International Stock Fund" which shall be invested by Rowe Price-Fleming International Inc. in primarily common stocks of established non-United States companies in the Far East, Europe, South Africa, Australia, Canada and other areas.

          6.3 Investment Elections. (a) A Participant's Pre-Tax Contributions, Company Contributions, After-Tax Contributions and Rollover Contributions shall be invested, at the written election of the Participant, in accordance with one of the following options: (i) 100% in one of the available Investment Funds; or (ii) in more than one Investment Fund in multiples of five percent. If a Participant does not make a written election, he shall be deemed to have elected to have his Account invested in the Merrill Lynch Treasury Fund. Each Participant is solely responsible for the selection of his investment options and the availability of an Investment Fund to Participants for investment under the Plan shall not be construed as a recommendation for investment in such Investment Fund.

               (b) Any investment direction given by a Participant shall be deemed to be a continuing direction until changed.
A Participant may change his investment election under Section
6.3 (a) with respect to future contributions as of the first day of each calendar quarter, provided, that such direction is given in writing, by filing an appropriate form with the Administrative Committee at least 30 days prior to such date or such earlier date as permitted by the Administrative Committee in accordance with rules uniformly applicable to Participants on a nondiscriminatory basis.

               (c) Subject to such rules as may be imposed by the Trustee or other financial institution, a Participant may elect to transfer amounts in his Account among the Investment
Funds as of the first day of each calendar quarter, provided that such direction is given in writing by filing an appropriate form with the Administrative Committee at least 30 days prior to such date. A Participant amy transfer such amounts among the Investment Funds such that the value of his Account is invested 100% in one of the available Investment Funds or in more than one Investment Fund, allocated in multiples of five percent.

               (d) The net credit balances in Participants' Accounts in the respective Investment Funds of the Trust Fund shall be adjusted, upward or downward, pro rata, so that such net credit balances will reflect the investment earnings of each Investment Fund of the Trust Fund as of the Valuation Date, using fair market values as determined by the Trustee and reported to the Administrative Committee, after such investment earnings for the appropriate Investment Fund has been reduced by any expenses chargeable to that Investment Fund which have been paid and which may be incurred but not yet paid.

          6.4 Company Liability. Any losses related to the compliance by the Company with respect to the Participant's investment direction shall be borne by the Participant's Account. The Company, each Participating Company, the Investment Committee and the Administrative Committee shall not be liable for any loss or expense which may arise from or result from compliance with any investment direction from a Participant.



           SECTION  7.  VALUATIONS AND ADJUSTMENTS OF
                        PARTICIPANTS' ACCOUNTS

          7.1 Allocation of Earnings and Losses - Valuation of Trust. (a) As of each Valuation Date in a Plan Year, and after giving effect to any hardship withdrawal under Section 8.4, any loan under Section 8.5, any Direct Rollover under Section 10.5, or transfer under Appendix A, but before giving effect to the receipt and allocation of any Company Contribution, Pre-Tax Contributions or After-Tax Contributions, and before giving effect to any repayments of loans under Section 8.5, the participation of any new Participants in the Plan, any adjustments, or any distributions under Section 10, all assets of the respective Investment Funds shall be valued at fair market value as determined by the Trustee. The Trustee shall adjust the net credit balances in the Accounts in the respective Investment Funds of the Trust Fund, upward or downward, pro rata, so that such net credit balances will reflect the investment earnings or losses of each Investment Fund of the Trust Fund as of that Valuation Date, using fair market values as determined by the Trustee and reported to the Administrative Committee. All determinations made by the Trustee with respect to fair market values and investment earnings shall be made in accordance with generally accepted principles of trust account, and such determinations when so made by the Trustee and any determinations by the Administrative Committee based thereon, shall be conclusive and binding upon all persons having an interest under the Plan.

               (b) With respect to the valuation of the shares held in the Company Stock Fund pursuant to Section 6.2(b)(1), the cash withheld from Participants shall be delivered to the Trustee as soon as practicable. Upon receipt of such cash, the Trustee shall purchase shares in the Company Stock Fund as may be needed and as soon as practicable. The shares purchased shall be valued under the Plan at the closing price as of the next succeeding Valuation Date. Subsequent to the valuation of shares upon first entering the Company Stock Fund, such shares shall be valued at the closing price as of each Valuation Date thereafter.

          7.2 Expenses. The expenses of administering the Plan, including (i) the fees and expenses of (1) any Employee, (2) the Trustee and (3) any Investment Manager, for the performance of their duties under the Plan and the Trust, (ii) the expenses incurred by the members of the Administrative Committee and of the Investment Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, consultants, and agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or members of either the Administrative Committee or the Investment Committee (including settlements of claims or legal actions approved by counsel to the Plan) may be paid out of the Trust Fund, and allocated to and deducted from the Participants' Accounts by the Administrative Committee in accordance with the provisions of
Section 7.1 above, if the Company does not pay such expenses directly. However, the fees, expenses, charges and disbursements attributable to any Investment Fund shall be charged against the investment earnings of such Investment Fund as provided in Section
7.1 unless such expenses are deducted from the income of such Investment Fund, or, if such Investment Fund has no investment earnings in that Plan Year, shall be deducted pro rata from the Accounts of Participants electing to invest in such Investment Fund. The Administrative Committee may, at its discretion, direct that certain expenses shall be paid out of specified Investment Funds if the Administrative Committee deems it appropriate to reflect the cost of such Investment Funds.

          7.3 Allocation of Forfeitures. As of the last day of each Plan Year, any forfeitures arising under the Plan during such Plan Year shall be allocated by the Administrative Committee to Participants' Accounts in the same manner as contributions provided in Section 5. For this purpose, all Participants of all Participating Companies shall be treated as Eligible Employees of a single employer.



               SECTION  8.  ELIGIBILITY FOR BENEFITS

          8.1 Distribution of Participant's Account on Retirement and Disability. Upon termination of a Participant's Service on or after his Normal Retirement Date or his Early Retirement Date or by reason of his Disability and subject to Sections 10.2 and 10.4, a benefit equal to the value of the Participant's Account (less any unpaid loans) as of the Valuation Date coincident with or next following the date on which his Service is terminated shall be paid from the Trust Fund; provided that the Administrative Committee has received all the necessary forms from the Participant. Such payment shall be made by a method of distribution described and at the time specified in Section 10.

          8.2  Distribution of Participant's Account on Death.
(a) Upon the death of a Participant while an Employee, benefits equal to the value of the Participant's Account (reduced by any unpaid loans) as of the Valuation Date coincident with or next following the date of his death shall be payable to the Beneficiary of such Participant (as determined in Section 11) from the Trust by a method of distribution described and at the time specified in
Section 10; provided that the Administrative Committee has received all the necessary forms from the Beneficiary.

               (b) If a former Employee who was a Participant dies before payment of the full value of his Account from the Trust Fund, an amount equal to the value of the unpaid portion thereof as of the Valuation Date coincident with or next following the date of his death shall be paid to the Beneficiary of such former Participant (as determined under Section 11) in accordance with a method of distribution described and at the time specified in Section 10; provided that the Administrative Committee has received all necessary forms from the Beneficiary.

          8.3  Distribution on other Termination of Service.

               (a) Upon the termination of employment of any Participant which occurs other than on his Normal Retirement Date or his Early Retirement Date or for any reason other than death or Disability and subject to Sections 10.2 and 10.4, the Participant shall be paid an amount equal to the value of his Account, after reduction for the amount of any unpaid loans, as of the Valuation Date coincident with or next following the date on which his Service is terminated and all necessary forms are received by the Administrative Committee, of the sum of the Participant's (i) Pre-Tax Contribution Account, (ii) After-Tax Contribution Account, (iii) Vested Interest (as determined in
Section 9.2) in his Company Contribution Account, and (iv) Rollover Contribution Account; provided the Administrative Committee receives all of the necessary forms from the Participant. Such distribution shall be made as soon as practicable thereafter by a method of distribution described and at the time specified in
Section 10. Any excess of the amount credited to such Participant's Company Contribution Account over his Vested Interest in such Account shall be forfeited.

          8.4  Hardship Withdrawals; In-Service Withdrawals.

               (a) Upon the receipt of a written application from a Participant, the Administrative Committee may distribute to a Participant any vested portion or all of a Participant's account that has been vested to the extent necessary to enable such Participant to meet an immediate and heavy financial need in his financial affairs, provided that (i) such Participant shall establish to the satisfaction of the Administrative Committee, in accordance with principles and procedures established by the Administrative Committee which are applicable to all persons similarly situated, that a withdrawal to be made by him pursuant to this Section 8.4(a) is to be made by reason of an immediate and heavy financial need as defined below and that such withdrawal is not in excess of the amount required to relieve such immediate and heavy financial need, and (ii) no amount in a Participant's Account that is deemed invested in an outstanding loan to the Participant may be withdrawn. A withdrawal by reason of an immediate and heavy financial need under this Section 8.4(a) may be requested by a Participant only after he has (i) withdrawn all employee contributions permitted to be withdrawn under any other plan maintained by the Employer, and (ii) made all loans currently available under Section 8.5 or under any other plan maintained by the Employer. The amount of any withdrawal pursuant to this
Section 8.4(a) shall not exceed the amount required to meet the financial emergency (including amounts needed to pay any taxes or penalties as a result of such withdrawal). Subject to the provisions of this Section 8.4(a), each Participant may withdraw all or any portion of the vested aggregate amount of his Pre-Tax Contribution Account (excluding earnings on post-1988 Pre-Tax Contributions) twice in a Plan Year.

               (b) A Participant shall give the Administrative Committee written notice of a request for a withdrawal pursuant to the provisions of this Section 8.4 in accordance with such procedures as the Administrative Committee shall establish. No withdrawal pursuant to this Section 8 shall be of an aggregate amount less than $500. Withdrawals shall become effective on the last day of the month during which the Administrative Committee receives a properly executed withdrawal form, unless a later date is requested therein, provided such request is received within the first 15 days of the month in which a withdrawal is requested. Payment of any withdrawals pursuant to this Section 8.4 shall be made solely in cash. A Participant who makes a hardship withdrawal pursuant to this Section 8.4 shall be suspended from making any further Pre-Tax Contributions for a period of twelve months, effective as of the next practicable payroll following the effective date of the withdrawal. Notwithstanding any other provision of the Plan, the Pre-Tax Contributions of a Participant made in the Plan Year following the Plan Year during which a withdrawal pursuant to this Section 8.4 was made, shall not exceed the applicable limit under Section 402(g) of the Code for such Plan Year less the amount of Pre-Tax Contributions made by the Participant during the Plan Year during which the withdrawal pursuant to this Section 8.4 was made.

               (c)  For purposes of this Section, the term
immediate and "heavy financial need" means a situation in which a Participant or his dependents are confronted by extreme financial need that cannot be satisfied from other sources and shall be limited to the need of funds for: (i) the payment of medical expenses described in Section 213(d) of the Code incurred by, or necessary (even though not yet incurred/or the treatment of, the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) the payment of tuition and related educational expenses for the next 12 months following the date of the withdrawal for post-secondary education of the Participant, his spouse, children, or dependents (as defined in Section 152 of the Code), (iv) the prevention of the eviction of the Participant from his principal residence or the prevention of foreclosure on the mortgage of the Participant's principal residence, or (v) such other immediate and heavy financial emergency as determined by the Administrative Committee pursuant to uniformly applicable guidelines and IRS Regulations.

               (d) Notwithstanding Sections 8.1, 8.2 and 8.3, the Administrative Committee may distribute to a Participant on the first day of any month following the receipt of a written application, the balance then credited to his After-Tax
Contribution Account.

          8.5 Loans. (a) A Participant shall be entitled to apply for a loan from the vested value of his Account (other than shares held in the Company Stock Fund and the Stock Bonus Account); provided, however, such Participant gives at least 30 days' prior written notice to the Administrative Committee. The maximum amount available for a loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the Participant) shall not exceed 50% of the vested portion of the Participant's Account up to the maximum of $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Participant requesting the loan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Participant on the date of the loan. Loans shall be granted in $50 increments with $1,000 established as the minimum amount of any loan. Authorization for such loans and the terms thereof shall be in the sole discretion of the Administrative Committee pursuant to uniform, nondiscriminatory rules consistently applied to all Participants. Effective January 1, 1995, only two outstanding loans are permissible under the Plan. For any loan approved prior to December 31, 1994, the Committee shall not grant a loan to any Participant unless and until a current unpaid loan for the same purpose including accrued interest, has been liquidated.

               (b) As a condition for obtaining a loan, the Participant shall execute a promissory note payable to the Trust fund authorizing the repayment of the loan through payroll deductions, a reasonable maturity date (subject to the restrictions described below) and a rate of interest equal to the Trustee's announced prime lending rate plus one percent as in effect on the first business day of each month. The payment schedule shall provide for substantially level amortization with payments not less frequently than quarterly, equal to the amount necessary to amortize the balance due at maturity. The maturity date for any loan will not be more than five years after the date of the loan except for loans to acquire a principal residence which will have a maturity date that is not more than ten years after the date of the loan. A loan may not have a maturity date of less than 12 months after the date of the loan. Each payment of principal and interest shall be transmitted to the Trustee as soon as practicable after receipt by the Participating Company. The outstanding balance of any loan may be fully repaid at any time without penalty.

               (c) If a Participant has obtained a loan and subsequently defaults in making any repayment installment when due, and such default continues for 90 days thereafter, or in the event of the Participant's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default and the entire unpaid balance shall immediately become due and payable. However, at the option of the Administrative Committee, the installments in default and all future installments may instead be withheld from the Participant's salary. If the unpaid balance becomes due and payable at any time, the Administrative Committee may direct the Trustee to pursue collection of the debt by any means generally available to a creditor where a promissory note is in default. If there remains any unpaid balance due on a loan to a Participant at the time his employment terminates for any reason, the loan shall terminate and the Trustee shall distribute to the Participant the promissory note evidencing the loan. However, the Participant, or his Beneficiary, shall have the right to repay such unpaid balance before receiving a distribution of his Account pursuant to Section
10. In no event shall any repayment of principal amounts on a loan obtained under this Section, or interest thereon, be taken into account in determining whether the limitations described in Section 10 (to conform to the requirements of Section 415 of the Code) are exceeded.

               (d) A loan shall be deemed an investment of the borrowing Participant's Account and shall not reduce the amount credited to his Account. At the time a loan is made, the amount loaned shall first be deemed an investment of, and allocated to, the Participant's Vested Interest and his Company Contribution Account; to the extent the loan is in excess of such amounts, it shall then be deemed an investment of, and allocated to the Participant's Pre-Tax Contribution Account not already allocated to a loan; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to, the Participant's After-Tax Contribution Account not already allocated to a loan; to the extent it is in excess of such amounts, it shall be deemed an investment of and allocated to such Participants' Roll-over Contribution Account; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to, the Participant's Vested Interest in any account (except as provided to the contrary herein) described in Appendix A, not already allocated to a loan.

               (e) The Investment funds in which the Participant's Account is invested in accordance with Section 6 of the Plan shall be reduced by the amount of any loan made hereunder in the ratio that the value of each such Investment Fund bears to the value of all Investment Funds in which the Participant's Account are invested; provided, however, that the Company Stock Fund and Stock Bonus Fund may not be reduced for any loan made hereunder.

               (f)  The Administrative Committee shall, in
accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applicant of such approval or disapproval. In addition, in the event the Trustee, in its sole discretion, determines that it is not reasonably and prudently able, in the interests of Participants and Beneficiaries, to liquidate the necessary amount from any of the Investment Funds, the Trustee shall notify the Administrative Committee, and the amount to be paid to each Participant whose completed application designated that a loan be made from such Investment Fund shall be reduced in proportion to the ratio which the aggregate amount that the Trustee has advised the Administrative Committee may prudently be liquidated bears to the aggregate amount which all such Participants designated to be paid from such Investment Fund.

               (g) The right to receive loan repayments, including interest thereon, shall be considered an asset of the Plan and all loan repayments of principal and interest shall be credited to the Investment Funds that the Participant's future contributions are allocated on the date of such repayment in the same proportion as that in which each was liquidated and credited to the Account in the order reversed to the order used to make payment of the loan proceeds to the Participant.

               (h) Outstanding loans shall share in Plan expenses in a manner determined by the Administrative Committee. The Administrative Committee shall apply these rules on a uniform and nondiscriminatory basis. With appropriate notice, the Administrative Committee may amend these rules, including amendments that affect outstanding loans, as may be required to conform to applicable law or regulation.

          8.6 Restrictions on Distributions. Notwithstanding the foregoing, a Participant's Pre-Tax Contribution Account may not be distributed earlier than upon one of the following events:

               (a) The Participant's retirement, death, Disabil-ity or termination of Service;

               (b)  The termination of the Plan without the
                    establishment or maintenance of another de-fined contribution plan (other than an employee stock ownership plan or a simplified employee plan);

               (c) The Participant's attainment of age 59-1/2 or upon the Participant's hardship, if so per-mitted by the Plan; or

               (d) The sale or disposition by the Employer to an unrelated corporation of (i) substantially all of the assets used in a trade of business or (ii) the Employer's interest in a subsidi-ary, but only with respect to Participants who continue employment with the acquiring corporation or the subsidiary, as the case may be, and the acquiring corporation does not maintain the Plan after the deposition.

                      SECTION  9.  VESTING

          9.1 Vesting. At all times, each Participant shall have a nonforfeitable right to 100% of the value of his Pre-Tax Contribution Account, his After-Tax Contribution Account and his Rollover Contribution Account, if any, and such other accounts as set forth in Appendix A, except as otherwise provided therein.

          9.2  Vesting Schedule.  A Participant's interest in his
Company Contribution Account shall vest according to the following vesting schedule:

                                             Nonforfeitable
     Full Years of Service                     Percentage

     less than 1 Year of Service                    0%
     1 but less than 2 Years of Service            20%
     2 but less than 3 Years of Service            40%
     3 but less than 4 Years of Service            60%
     4 but less than 5 Years of Service            80%
     5 or more Years of Service                   100%

          9.3 Break in Service for Vesting. (a) If a terminated Participant incurs five consecutive Breaks in Service before he returns to the employment of the Employer, any excess of the amount credited to such terminated Participant's Account over his Vested Interest shall be permanently forfeited by him upon the fifth such consecutive Break in Service, or upon receipt of his Vested Interest upon termination of employment, whichever is earlier.

               (b) If the terminated Participant returns to the employment of the Employer prior to incurring five consecutive Breaks in Service, any excess of the amount credited to such terminated Participant's Account over his Vested Interest shall be reinstated and recredited, if necessary, by additional Company Contributions by his Participating Company to the Participant's Company Contribution Account as of the last day of the month in which the terminated Participant performs an Hour of Service, the last day of the next following month or by a priority reallocations of the current forfeitures. As of any Valuation Date thereafter, such Participant's Vested Interest shall be determined by (i) adjusting the amount of his Account on the date of his most recent termination of employment as if such amount had been held in the Trust since the date of distribution as provided in Section 8, and then (ii) multiplying his Vested Interest by such adjusted total account, and then (iii) subtracting the amount of his distribution on his most recent termination of employment, adjusted as if such distribution had been held in the Trust since the date of his distribution as provided in Section 8, from his adjusted total account. Such Participant may repay to the Plan, in one lump cash sum within two years after reemployment, the full amount distributed to him pursuant to his prior termination of employment.

Any amount repaid pursuant to this Section 9.3(b) shall be invested in the Investment Funds in the proportions selected in the most recent written election filed by the Participant with the Administrative Committee pursuant to Section 6.3.

          9.4 Full Vesting. Notwithstanding the foregoing, a Participant or his Beneficiary, whichever is appropriate, shall be fully vested in the entire value of the Participant's Account upon the Participant's attainment of his Normal Retirement Age, Early Retirement Age, or upon such Participant's Disability or death.




           SECTION 10.  METHOD OF PAYMENT OF BENEFITS

          10.1 Payment of Benefits. Subject to the provisions of this Section 10, any benefit payable under Section 8 of the Plan shall be paid in one of the following methods of distribution, as the Participant (or in the case of his death, either the Participant or his Beneficiary as provided in Section 8) may elect:

                 (1)  One lump sum payment from the Trust Fund;
or

                 (2)  With respect to any benefit earned or
accrued on or before December 31, 1988 under the Prior Plan, a Participant may elect either a lump sum payment in accordance with this Section 10.1 or any method of payment which was available under the Prior Plan as in effect on December 31, 1988, consisting of equal monthly, quarterly and annual installments. If the Participant elects to receive the December 31, 1988 value of his Account in such installments, in no event may the present value of such installments be less than 50% of the installments projected to be paid to the Participant and his Beneficiary.

          10.2 Commencement of Benefits. (a) If the Participant or Beneficiary fails to select a distribution method at least 30 days prior to the date by which distribution must commence, such benefits shall be paid in one lump sum payment. If a Participant has elected an installment method of payment pursuant to Section 10.1(2) and such Participant dies before the distribution of his entire Account has been made, his Beneficiary shall be entitled to a lump sum payment of such remaining Account balance.

               (b) Any Disability benefit payable to a Participant under Section 8, shall be paid in accordance with the following provisions:

                    (i)  If a disabled Participant files
appropriate forms requesting a distribution from the Plan by the end of the month in which he suffered his Disability, the Administrative Committee shall distribute the proceeds of his Account, valued as of the last Valuation Date of the month in which the Participant suffered such Disability, by the next succeeding month, or as soon as administratively practicable thereafter.

                    (ii)  If the disabled Participant files
appropriate forms after the end of the month in which he suffered his Disability, the Administrative Committee shall distribute the proceeds of his Account, valued as of the last Valuation Date of the month such form is received, by the next succeeding month, or as soon as administratively practicable thereafter.

               (c) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Participant shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2; provided, however, if a Participant attained age 70 1/2 prior to January 1, 1988, except as otherwise provided in Section 10.2(e), any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. Such benefit shall be paid, in accordance with IRS Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary. Life expectancy for purposes of this Section shall not be recalculated annually in accordance with IRS Regulations.

               (d) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

               (e) If a Participant dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Administrative Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December
31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Participant's Surviving Spouse dies after the Participant's death but before distributions to such Surviving Spouse commence, this Section 10.2(e) shall be applied to require payment of any further benefits as if the Surviving Spouse were the Participant.

               (f) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such Surviving Spouse on the child's attaining majority, or other designated event permitted by IRS Regulations.

               (g) If a Participant who is a five percent owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the earlier of
(A) the calendar year within which the Participant becomes a five percent owner or (B) the calendar year in which the Participant retires. For purposes of this Section 10.2(g), a five percent owner shall mean a five percent owner of such Participant's Employer as defined in Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year.

               (h) All distributions made hereunder shall be made in accordance with the provisions of Section 401(a)(9) of the Code and IRS Regulations thereunder.

               (i) Notwithstanding the foregoing, distributions to a Participant may be made in accordance with a written designation made before January 1, 1984 by the Participant if such designation satisfied the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

          10.3  Time of Payment.  (a)  Any election under Section
10.1 must be made by the payee prior to the 60th day following the date of the Participant's termination of employment by reason of his retirement, death, or Disability and prior to the date that payments commence pursuant to the provisions of the Plan. Subject to Section 10.3(b), payments shall be made no later than the 60th day following the date on which the amount of the payment under the Plan (or in the case of more than one payment, the first said payment) can be ascertained under the Plan.

               (b) Notwithstanding any other provision of the Plan, to the extent required by the Code and IRS Regulations, (i) if the value of a Participant's Account does not or never has exceeded $3,500, a distribution may be made to such Participant prior to the date he attains his Normal Retirement Age without his written consent and (ii) if the value of a Participant's Account exceeds or has ever exceeded $3,500, no distribution may be made to such Participant prior to the date he attains his Normal Retirement Age without his written consent. In the absence of receipt of such consent by the Administrative Committee prior to the 60th day following the date of the Participant's termination of Service, payment of the benefit to such Participant shall commence as soon as practicable after the Participant's attainment of Normal Retirement Age, which benefit shall be in an amount equal to the value of the Participant's distributable Account as of the Valuation Date coincident with or immediately following the Participant's attainment of Normal Retirement Age. During the period of deferral mandated by the absence of receipt of consent, the Participant may change his investment direction under Section 6.

               (c)  Benefits payable under the Plan to a
Participant or Beneficiary from the Company Stock Fund, other than a withdrawal due to an immediate and heavy financial need or loans made pursuant to Section 8, shall be paid in cash unless the participant elects to receive such distributions in whole shares of the stock held in such Investment Fund or Funds (containing such legends and upon such terms and conditions and restrictions as the Administrative Committee may, in its sole discretion, direct), together with any cash credited to his Account either awaiting investment in such stock or representing fractional shares of such stock.

          10.4 Latest Commencement Date. Unless the Participant elects otherwise, the payment of benefits under the Plan shall commence not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant obtains age 65, (ii) occurs the 10th anniversary of the year the Participant commenced participation under the Plan, and (iii) the Participant terminates employment with the Company or an Affiliate.

          10.5 Direct Rollover. (a) Effective on or after January 1, 1993, a Distributee may elect, at a time and manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such Distributee in the form of a Direct Rollover.

          10.6 Special Tax Notice. Notwithstanding any other provision of the Plan, no distribution may be made to a Participant unless the Participant receives from the Administrative Committee an officially approved tax notice (pursuant to the Code and IRS Regulations) which specifies certain information regarding the federal income tax treatment of Plan benefits paid in the form of a lump cash sum no less than 30 days and no more than 90 days before the date benefits are to be distributed. Such distribution may commence less than 30 days after the required notice is given, provided that (i) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.



           SECTION 11.   DESIGNATION OF BENEFICIARIES

          11.1 Beneficiary Designation. Each Participant shall file with the Administrative Committee a written designation of one or more persons (which may include the Participant's spouse) as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. Notwithstanding the foregoing, if the Participant is married, his spouse must consent, in writing, to the designation of a Beneficiary other than the Participant's spouse (unless the Administrative Committee makes a written determination in accordance with the Code and IRS Regulations that no such consent is required). The last such designation received by the Administrative Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

          11.2 Failure to Designate Beneficiary. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated his Surviving Spouse, if any, as Beneficiary, or if the Participant has no Surviving Spouse, then the Participant's estate. If the Administrative Committee is in doubt as to the right of any person to receive such amount, the Administrative Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrative Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.



             SECTION 12.  ADMINISTRATION OF THE PLAN

          12.1  Powers and Duties of Administrative Committee.
The Administrative Committee shall have general responsibility and discretionary authority for the administration, establishment and interpretation of the Plan (including but not limited to complying with reporting and disclosure requirements, establishing and maintaining Plan records, adopting amendments to the Plan as described in Section 14.1, deciding all questions arising in connection with the Plan including eligibility, benefit payments, vesting and factual questions). The Administrative Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Administrative Committee shall have sole discretionary authority to determine, a Participant's or Beneficiary's benefit eligibility. The Administrative Committee shall communicate any requirements and objectives of the Plan, and any audit information which may be pertinent to the investment of Plan assets to the Investment Committee, which shall establish investment standards and policies and communicate the same to the Trustee (or other funding agencies under the Plan). The Administrative Committee shall have no responsibility for the investment of assets under the Plan or the Trust.

          12.2  Powers and Duties of the Investment Committee.
The Investment Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan, and may appoint and remove or change the Trustee and any such funding agency. The Investment Committee shall have the power to appoint or remove one or more Investment Managers and to delegate to such Investment Manager the authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that (i) each Investment Manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Investment Committee shall periodically review the investment performance and methods of each Investment Manager with such authority and discretion. If annuities are to be purchased under the Plan, the Investment Committee shall determine what contracts should be made available to terminated Participants or purchased by the Trust.

          12.3 Powers and Duties of Trustees. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan and shall have responsibility for the investment and management of such assets to the extent that such assets are invested in an Investment Fund or the Trustee has been appointed an investment advisor pursuant to Section 12.2.

          12.4 Agents, Reports of Committees. The Administrative Committee and the Investment Committee (collectively the "Committees") may arrange for the engagement of such legal counsel who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. Each of the Committees may rely upon the written opinion of such counsel and the accountants engaged by the Committee and may delegate to any such agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion (including the appointment of an Investment Manager), provided that such delegation shall be subject to revocation at any time at the discretion of such Committee. Each of the Committees shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, no less frequently than at each annual meeting as shall be specified by the Board of Directors, or such committee with regard to the Board of Directors the matters for which it is responsible under the Plan.

          12.5 Structure of the Committees. The Administrative Committee and the Investment Committee shall consist of at least three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. Any member of the Committees may resign at any time. No member of either of said Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administrative Committee and of the Investment Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Administrative Committee or the Investment Committee or any member thereof in any jurisdiction. Any person may serve on both Committees, and any member of either Committee, any subcommittee or agent to whom either Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

          12.6 Adoption of Procedures of Committees. Each Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of a Committee shall constitute a quorum for the transaction of business at a meeting of such Committee. Any action of a Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its Chairman, without a meeting, by mail, telegraph, telex, telecopier or telephone, provided that all of the members of the Committee are informed by mail, telex, telecopier or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

          12.7 Demands for Money. All demands for money of the Plan shall be signed by an officer or officers or such other person or persons as the Administrative Committee may from time to time designate in writing who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Investment Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Administrative Committee and shall generally perform such other duties as may be assigned to him from time to time by either Committee.

          12.8 Hold Harmless; Indemnification. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, Participating Company, any Affiliate, any Trustee, nor any director, officer, Employee or agent of the Company or the Participating Company assumes any responsibility or liability therefor. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company, Participating Company, or any Affiliate which meet the requirements of Sections 401(a) and 501(a) of the Code. Each Participant, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefor and shall not have any right or claim therefor against the Company, any Participating Company, any Trustee, or any director, officer, Employee or agent of the Company. Except as otherwise required by the Act, neither the Company, Participating Company, nor any member of the Administrative Committee or the Investment Committee, any director, officer, Employee or agent of the Company or the Participating Company shall be required to inquire into or be responsible for any act or failure to act of any Trustee or any Participant. To the maximum extent permitted by the Act and applicable state law, each Trustee, each member of the Administrative Committee and the Investment Committee, each director and officer of the Company, any Participating Company and each Employee who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company or by the Participating Company out of its own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonably incurred in their defense.

          12.9 Claims for Benefits. (a) All claims for benefits under the Plan shall be submitted in writing to and within a reasonable period of time decided by, a person or persons designated in writing by the Administrative Committee. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension.

The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

               (b) A claimant may review all pertinent documents and may request a review by the Administrative Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Administrative Committee within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Administrative Committee to consider. The Administrative Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Administrative Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Administrative Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be in the sole discretion of the Administrative Committee, final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

          12.10 Communications. Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committee or Investment Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Committee. Any notice, statement, report and other communication from the Company or either Committee to any Participant, other Employee, or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Company or the Administrative Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Company or the appropriate Committee shall be deemed to have been received by such person for all purposes of the Plan, and no Employee or agent of the Company, of a Participating Company or member of the Administrative Committee or the Investment Committee shall be obliged to search for or ascertain the location of any such person except as required by the Act. If the Administrative Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee his proper mailing address and such other information as the Administrative Committee may reasonably request.

          12.11 Participant Information. Each Participant shall file with the Administrative Committee such pertinent information concerning himself and his Beneficiary, and each Beneficiary shall file with the Administrative Committee such information concerning himself, as the Administrative Committee may specify, and in such manner and form as the Administrative Committee may specify or provide, and no Participant or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or on his behalf.

          12.12 Service of Process. The agent for the service of legal process of the Plan shall be the Secretary of the Company or such other person as may from time to time be designated by the Board of Directors.

          12.13 Specific Powers and Duties. The Administrative Committee and the Investment Committee each shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or the Trust as such Plan or Trust may be amended from time to time. It is intended that each Committee shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations and shall not be responsible for any act or failure to act on the part of another Committee or of another fiduciary.



            SECTION 13.  TERMINATION OR WITHDRAWAL OF
               PARTICIPATING COMPANY PARTICIPATION

          13.1  Termination or Withdrawal of Participating
Company. Any Participating Company may withdraw from participation in the Plan by giving the Administrative Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Administrative Committee. The Administrative Committee may terminate any Participating Company's participation in the Plan, as of any termination date specified by the Administrative Committee, for the failure of the Participating Company to make proper contributions or to comply with any other provision of the Plan and shall terminate a Participating Company's participation upon complete and final discontinuance of the contributions. In the event of any such termination, the Administrative Committee shall promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Administrative Committee may deem desirable.

          13.2  Distributions Upon Termination or Withdrawal.
Upon termination of the Plan as to any Participating Company, such Participating Company shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Participating Company except as provided in this Section 13. In such event, the Plan and the Trust as applied to the Employees of such Participating Company shall thereafter be administered by such Participating Company as a separate plan and separate trust whose terms are identical to the terms of the Plan and the Trust as in effect immediately prior to such separation (except that such Participating Company alone shall be deemed the "Company" and its board of directors shall be deemed the "Board of Directors" thereunder) and the assets allocated to such separate trust shall be appropriately segregated; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 13.3 will apply. The decision of the Trustee shall be final as to the assets to be allocated to such separate plan and trust in accordance herewith. To the maximum extent permitted by the Act, any rights of Participants no longer employed by such Participating Company and of former Participants and their Beneficiaries and Surviving Spouses under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of the assets of the Plan as provided in this
Section 13 shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Company's participation in the Plan and any Participant then employed by such Participating Company.

          The interest of each such Participant in Service with such Participating Company as of the termination date in the amount, if any, credited to his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses as described in Section 14.4, shall be nonforfeitable as of the termination date, and upon receipt by the Administrative Committee of IRS approval of such termination, the full current value of such amount, reduced by any unpaid loans, shall be paid from the Trust Fund in the manner described in Section 14.4 or transferred to a successor employee benefit plan which is qualified under Section 401(a) of the Code; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 13.3 will apply.

          All determinations, approvals and notifications referred to above shall be in form and substance from a source satisfactory to counsel for the Plan. To the maximum extent permitted by the Act, the termination of the Plan as to any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.

          13.3 Transfer to Successor Plan. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Participant would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Administrative Committee or the Investment Committee or both of the Committees may request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.




          SECTION 14.  AMENDMENT OR TERMINATION OF THE
                        PLAN AND THE TRUST

          14.1 Right to Amend, Suspend or Terminate Plan. (a) Subject to the provisions of Section 14.1(c), the Board of Directors reserves the right at any time, by majority consent in writing or by a meeting, to amend, suspend or terminate the Plan, any contributions thereunder, the Trust, in whole or in part, for any reason and without the consent of any Participating Company, Participant, other Employee, Beneficiary or Surviving Spouse. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors and the Administrative Committee. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

               (b)  The Administrative Committee may adopt
amendments, by majority consent in writing or by a meeting, which may be necessary or appropriate to facilitate the administration, management, or interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations, provided that any such amendment does not materially increase the cost to the Employers of maintaining the Plan.

               (c) No amendment or modification shall be made which would retroactively impair any right to any benefit under the Plan which any Participant, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made and credited to his Account, except as provided in Section 14.2 below.

          14.2  Retroactivity.  Subject to the provisions of
Section 14.1, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations issued thereunder.

          14.3 Notice. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Administrative Committee, whichever adopts the amendment to the other and to the Trustee and all Participating Companies and, where and to the extent required by law, to Participants and other interested parties.

          14.4 No Further Contributions. Upon termination of the Plan, the Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan in respect of any Participant except as provided in this
Section 14. To the maximum extent permitted by the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 14 shall constitute a complete discharge of all liabilities under the Plan. The Administrative and Investment Committees shall remain in existence and all of the provisions of the Plan which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 14.4 shall remain in force. After
(i) payment of or provision for all expenses and charges referred to in Section 7.2 and appropriate adjustment of all Accounts for such expenses and charges in the manner described in Section 7.2,
(ii) appropriate adjustment of the Accounts of Participants who are employed as of the date of such termination in the manner described in Section 7.3 for any forfeitures arising under the Plan prior to such date (treating, for this purpose, any Participant who had a termination of Service but who had not incurred five consecutive Breaks in Service prior to such date as having incurred such Break in Service immediately prior to such date), and (iii) adjustment for profits and losses of the Trust to such termination date in the manner described in Section 7.1, the interest of each Participant in Service as of the date of such termination in the amount, if any, credited to his Account shall be nonforfeitable as of such date.

          The full current value of such adjusted amount, reduced by the amount of any unpaid loans to the Participant, shall be paid from the Trust to each Participant and former Participant, (or, in the event of the death of such Participant or former Participant, the Beneficiary or Surviving Spouse thereof) in any manner of distribution specified in Section 10 above, including payments which are deferred until the Participant's termination of Service, as the Administrative Committee shall determine in a nondiscriminatory manner. Without limiting the foregoing, any such distributions may be made in cash or in property, or both, as the Administrative Committee in its sole discretion may direct. All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

          14.5 Partial Termination. In the event a partial termination (within the meaning of the Act) of the Plan has occurred then (i) the interest of each Participant affected thereby in his Account shall be nonforfeitable as of the date of such partial termination and (ii) the provisions of Sections 14.2, 14.3 and 14.4 and Section 13.2 which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply.

          14.6  Exclusive Benefit.  Except as provided in Section
5.6 of the Plan, Section 414(p) of the Code, or any other federal law, in no event shall any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and expenses as provided in Section 7) be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries and Surviving Spouses under the Plan.








         SECTION 15.  GENERAL LIMITATIONS AND PROVISIONS

          15.1 All Risk on Participants and Beneficiaries. Each Participant, former Participant, Beneficiary and Surviving Spouse shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' Accounts or special accounts and neither the Employer nor the Administrative Committee nor the Investment Committee shall be liable or responsible therefor.

          15.2 No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company, any Participating Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such Employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between an Employer and any Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

          15.3  Payment of Behalf of Payee.  If the
Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrative Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

          15.4 No Alienation. Except insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and the Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee may deem proper. The prohibition against assignment or alienation of benefits contained in this Section 15.4 shall not apply to any loan to a Participant made under the Plan.


          15.5 Missing Payee. If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due or upon the termination of the Plan in accordance with Section 16, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Administrative Committee or the Employer, and within three months after such mailing such person has not made written claim therefor, the Administrative Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer or, in the case of the termination of the Plan, allocated on a pro rata basis among the Participants of the Plan, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Administrative Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in Section 10.

          15.6 Subject to Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

          15.7 Gender; Singular. Whenever used in the Plan the masculine gender includes the feminine gender and the singular includes the plural, unless the context indicates otherwise.

          15.8 Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

          15.9 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and the laws of the State of New York.




            SECTION 16.  MAXIMUM AMOUNT OF ALLOCATION

          16.1 Application of Section 16. The provisions of this Section 18 shall govern notwithstanding any other provisions of the Plan.

          16.2  Maximum Annual Additions to Account.  Annual
Additions to a Participant's Account in respect of any Plan Year may not exceed the lesser of

               (a) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section
          415(b)(1)(A) of the Code as in effect for such Plan
          Year; or

               (b)  25% of the Participant's Salary for such Plan
          Year.

          For this purpose, the term "Annual Additions" shall mean the sum of the following amounts which, without regard to this Section 16, would have been credited to the Participant's Account for any Plan Year under the Plan and under any other defined contribution plans of the Employer or an Affiliate: (i) Company Contributions; (ii) Pre-Tax Contributions and all elective contributions made under any cash or deferred arrangement within the meaning of Section 1.401(k)-1(g)(3) of the IRS Regulations including excess deferrals; (iii) After-Tax Contributions made under the Plan and any other qualified employee pension benefit plan; (iv) forfeitures, if applicable; and, with respect to any plan maintained by the Employer or an Affiliate (v) contributions allocated to any individual medical account defined in Section 415(l)(2) of the Code that is part of a defined benefit plan maintained by the Employer; and (vi) in the case of a Participant who is a "key employee," as defined in Section 419A(d)(3) of the Code, the amount allocated to a separate account established for post-retirement medical or life insurance benefits of such Participant described in Section 419A(d)(1) of the Code under a welfare benefit fund as defined in Section 419(e) of the Code, and as maintained by the Employer. The term Annual Additions shall not include any Rollover Contributions made pursuant to Section 4.5 but shall include, whether or not refunded, excess deferrals as described in Section 4.1, excess contributions as defined in
Section 4.1, and excess aggregate contributions as defined in
Section 5.1. Solely for the purposes of Section 16.4(a), Annual Additions shall include a Participant's contributions under a qualified cost-of-living arrangement described in Section 415(k)(2) of the Code.

          16.3  Order of Reduction.  If the limitations of
Section 16.2 are violated as a result of the allocation of (i) forfeitures, (ii) a reasonable error in estimating a Participant's Compensation or Salary, (iii) or under such other facts and circumstances as determined by the IRS, amounts which would otherwise be allocated to a Participant's Account must be reduced by reason of the limitations of Section 16.2, such reduction shall be made in the following order of priority, but only to the extent necessary:

              1.    The amount of the Participant's After-Tax
                    Contributions, exclusive of any earnings of the Trust Fund attributable thereto, shall be refunded to the Participant; then

              2.    Forfeitures arising under the Plan and
                    allocable to such Participant in respect of such Plan Year shall be allocated to the Accounts of other Participants as of the end of the Plan Year for which such reduction is made in the manner provided under Section 7.3 and then allocated to such Participant in respect of such Plan year; and then

              3.    Company Contributions made pursuant to
                    Section 5.1 allocable to such Participant in respect of such Plan Year shall be reduced and the amount of such reduction shall be utilized to reduce Company Contributions which would otherwise be made to the Plan; and then

             4. To the extent permitted by the Code and IRS Regulations, the amount of Pre-Tax Contributions, exclusive of any earnings of the Trust Fund attributable thereto, shall be refunded to the Participant or, to the extent required by law, shall be held unallocated in a suspense account and shall be applied, as directed by the Administrative Committee in accordance with the law and regulations, as a credit to reduce the contributions of the Participant's Employer for the next Plan Year and in the event of termination of the Plan shall be returned to the Participant's Employer.

          16.4 Additional Account Limitations. (a) Subject to Sections 16.4(c) and 16.4(d), in the event that, in any Plan Year and with respect to any Participant, the sum of the "Defined Contribution Fraction" (as defined in Section 16.4(b)) and the "Defined Benefit Fraction" (as defined in Section 16.4(b)) would otherwise exceed 1.0, then the benefit payable under the defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or those plans, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation set forth in this Section 16.4 is not exceeded, then the Annual Addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

               (b)  For purposes of this Section 16.4, the
following terms shall have the following meanings:

               1. "Defined Contribution Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the sum of Annual Additions, for the Plan Year and all prior Plan Years, as of the close of the Plan Year and (B) the denominator of which is the sum of the lesser of the follow-ing amounts, determined for such Plan Year and for each prior Year of Service (i) the product of 1.25 multiplied by the dollar limitation in effect for such Year under Sec-tion 16.2(a) or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 16.2(b) with respect to the Participant for such Year; provided, however, that for years ending prior to January 1, 1976, the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction; and, further provided, that the Administrative Committee, in determining the Defined Contribution Fraction may elect to use the special transitional rules permitted by
                    Section 415 of the Code and IRS Regulations thereunder; and

               2. "Defined Benefit Fraction" shall mean, as to any Participant for any Plan Year, a frac-tion, (A) the numerator of which is the pro-jected annual benefit (determined as of the close of the Plan Year and in accordance with IRS Regulations) of the Participant under any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Company or any of its Affiliates and (B) the denominator is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)
                    (A) of the Code for such Plan Year or (ii) the product of 1.4 multiplied by an amount equal to 100% of the Participant's average compensation for his high three years within the meaning of Section 415(b)(3) of the Code for such Plan Year.

               (c) In the case of a Participant with respect to whom the sum of the Defined Contribution Fraction and the Defined Benefit Fraction exceeds 1.0 with respect to the last Plan Year beginning before January 1, 1983, an amount, determined in accordance with IRS Regulations, may be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of such Participant's Defined Contribution Fraction and his Defined Benefit Fraction computed under Section 16.4(a) does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.

               (d) Notwithstanding the foregoing provisions of this Section 16.4, in determining the maximum Annual Addition for any Plan Year beginning before January 1, 1987, the Annual Addition shall not be recomputed to treat all After-Tax Contributions as an Annual Addition.



                SECTION 17.  TOP HEAVY PROVISIONS

          17.1 Top Heavy Plan. The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year (or, with respect to the first Plan Year, the last day of such Plan
Year). For purposes of determining whether the Plan is a Top Heavy Plan, when appropriate, actuarial assumptions which reflect reasonable mortality experience and a reasonable interest rate that uniformly applies for accrual purposes under all plans maintained by the Company and its Affiliates shall be used. The Value of a Participant's Account shall be determined as of the last Valuation Date used for computing Plan costs for minimum contribution purposes which occurs within the Plan Year in which the determination is being made, and shall include amounts distributed to or on behalf of the Participant within the four preceding Plan Years. Notwithstanding any other provisions of the Plan, the provisions of this Section 17 shall apply and supersede all other provisions of the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

          17.2  Top Heavy Plan Definitions.  For purposes of this
Section 17 and as otherwise used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Determination Date" means the last day of the preceding Plan Year or the last day of the first Plan Year.

          (b)  "Key Employee" means

               (i) each person (and his Beneficiary) who at any time during the five Plan Years ending on the Determination Date:

                    (A)  was an officer of the Company or an
Affiliate having an annual Salary greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                    (B)  was one of the 10 Employees owning the
largest interest of the Company and its Affiliates but only if he received Salary equal to or greater than the dollar amount applied for purposes of Section 415(c)(1)(A) of the Code for the calendar year ending coincident with or immediately after the Determination Date;

                    (C)  owned at least five percent of the an
Employer's outstanding shares of stock or at least five percent of the total combined voting power of the Employer's shares of stock; or

                    (D)  owned at least one percent of the
Employer's shares of stock or at least one percent of the total combined voting power of an Employer's shares of stock, and whose annual Salary from the Employer exceeds $150,000.

               (ii) The following special rules apply to this definition:

                    (A)  No more than 50 officers, or, if less,
the greater of three or 10% of all Employees will be Key Employees under Section 17.2(b)(i)(A). If there are more officers than are counted under the preceding sentence, only those who had the highest aggregate Salary, during the five Plan Years ending on the Determination Date will be considered Key Employees.

                    (B)  A person is an officer only if he is in
regular and continued service as an administrative executive of the Company or a Participating Company.

                    (C)  No person will be a Key Employee under
more than one paragraph of this definition unless he also is a Beneficiary of a deceased Key Employee.

                    (D)  A person will be treated as owning all
shares of stock which he owns directly or constructively by application of Section 318 of the Code.

                    (E)  For purposes of determining whether a
person is a one percent or five percent owner of the Company or any Affiliate, his ownership interest in any entity related to the Company solely by reason of Sections 414(b), (c) and (m) of the Code shall be disregarded.

                    (F)  For purposes of determining whether a
person receives an annual Salary of more than $150,000, Salary received from each Employer required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

          (c) "Non-Key Employee" means (i) any Employee who is not a Key Employee, or (ii) a Beneficiary of a Non-Key Employee.

          (d) "Permissive Aggregation Group" means all qualified employee pension benefit plans in the Required Aggregation Group and any qualified employee pension benefit plans sponsored by the Company or an Affiliate which are not part of the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group and which the Company elects to have included in the Permissive Aggregation Group.

          (e) "Required Aggregation Group" means the Plan and any other qualified employee pension benefit plan that was sponsored during the five year period ending on the applicable Determination Date by the Company or an Affiliate (i) in which a Key Employee participates or (ii) which enables the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (f) "Top Heavy Group" means all qualified employee pension benefit plans of the Company and its Affiliates in the Required Aggregation Group and any other qualified employee benefit plan of the Company and its Affiliates which the Company elects to aggregate as part of a Permissive Aggregation Group if, on any Determination Date, the Value of the cumulative annual accrued benefits for Key Employees under all defined benefit plans and the aggregate Value of all Key Employees' accounts under all defined contribution plans exceed 60% of a similar sum determined for all Employees. For purposes of this computation, the account balances and cumulative annual accrued benefits of a Participant (i) who is a Non-Key Employee but who was a Key Employee in a prior Plan Year, or (ii) who has not been credited with at least one Hour of Service with any Employer at any time during the five year period ending on the Determination Date will be disregarded. If the aggregated plans do not have the same Determination Date, this test will be made using the Value calculated as of each plan's Determination Date occurring during the same Plan Year.

          (g) "Top Heavy Plan" means the Plan if, on any Determination Date, the present Value of the Accounts under the Plan for Key Employees exceeds 60% of the Value of the Accounts under the Plan for all Employees. For purposes of the comparison, the Accounts of all Non-Key Employees who were, but no longer are, Key Employees will be disregarded. The Plan is Super Top Heavy if it would be a Top Heavy Plan if 90% were substituted for 60% wherever it appears in the definition of Top Heavy Plan and Top Heavy Group.

          (h) "Top Heavy Plan Year" means any Plan Year during which the Plan is Top Heavy or part of a Top Heavy Group.

          (i)  "Value" means"

               (i) for all defined benefit plans, the present value calculated as provided in those plans; and

               (ii) for all defined contribution plans, the fair market value of each Participant's account (including amounts attributable to voluntary employee contributions from a qualified employee pension benefit plan sponsored by the Company or an Affiliate) determined as of the most recent Determination Date increased by:

                    (A)  distributions made during the five Plan
Years ending on the Determination Date (except distributions already included in determining the Value of the accounts and distributions made during the five Plan Years preceding the Determination Date under a terminated plan which, if it had not been terminated, would have been required to be included in the Required Aggregation Group); and

                    (B)  all rollover contributions distributed
from the plans to a qualified employee benefit plan not sponsored by the Company or an Affiliate, and decreased by;

                    (C)  any deductible Employee contributions;
and

                    (D)  rollover contributions received by the
plans from a qualified employee benefit plan not sponsored by the Company or an Affiliate; and

                    (E)  rollover contributions distributed from
the Plan to a qualified employee pension benefit plan sponsored by the Company or an Affiliate.

          17.3  Top Heavy Plan Minimum Contribution.  Subject to
Section 17.4, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution allocable to the Account of each Non-Key Employee, regardless of his Salary, who has satisfied the eligibility requirements of Section 3.1, whether or not a Participant in the Plan, and who is in Service at the end of the Plan Year shall not be less than the lesser of (i) three percent of such Non-Key Employee's Salary (or to the extent required by the Code or Section 1.415-2(d) of the IRS Regulations), or (ii) the percentage at which contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause
(ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

          17.4 Top Heavy Plan Annual Addition Limitations. (a) For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 16.4.

               (b) If, after substituting 90% for 60% wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of Section 17.4(a) shall not be applicable if the minimum contribution by the Employer allocable to the Account of any Participant who is a Non-Key Employee as specified in Section 17.3 is determined by substituting "four percent" for "three percent".

          17.5 Other Plans. If, with respect to a Non-Key Employee who benefits in a Plan Year under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a top-heavy minimum benefit is not provided for such Plan Year under both plans, then such determination for such Plan Year shall be made in conformity with the comparability analysis described in Q&A M-12 of Section 1.416-1 of the IRS Regulations. Such analysis shall be modified, where a factor of 1.25 is utilized for such Plan Year in connection with the satisfaction of the limitations set forth in
Section 415(e) of the Code, in accordance with the last sentence of Q&A M-14 of Section 1.416-1 of the IRS Regulations.

OGDEN PROJECTS PROFIT SHARING PLAN
APPENDIX A

          This Appendix A serves to identify the various accounts maintained under the Plan that were transferred from Ogden
Corporation retirement plans that are qualified under Code
Section 401(a) and are exempt from tax under Code Section 501(a).
These accounts are subject to all of the provisions under the Plan except where otherwise noted.

          (1) AFTER-TAX PRE-87 ACCOUNT - This account was established to receive the after-tax contributions (and earnings thereon) of employees who formerly participated in the Ogden Allied Services Savings and Security Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall be fully vested in such account at all times.

          (2) COMPANY MATCHING CONTRIBUTION ACCOUNT - This account was established to receive matching contributions (and earnings thereon) credited to the accounts of employees who formerly participated in the Ogden Allied Services Savings and Security Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall continue to vest in such account in accordance with the vesting schedule set forth in
Section 9.2 of the Plan.

          (3)  RETIREMENT A ACCOUNT - This account was
established to receive company contributions credited to the accounts of employees who participated in the Ogden Food Service Corporation Pension plan and the Nedicks Pension Plan. No further contributions may be credited to this account under any circumstances. All funds credited to this account are fully vested at all times.

          (4)  RETIREMENT B ACCOUNT - This account was
established to receive employee contributions credited to the accounts of those employees who participated in the Ogden Food Service Corporation Pension Plan and the Nedicks Pension Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall be fully vested in such account at all times.

          (5) PENSION SUPPLEMENT ACCOUNT - This account was established to receive supplemental contributions (and earnings thereon) credited to the accounts of employees who formerly participated in the Ogden Allied Services Saving and Security Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall be fully vested in such account at all times.

          (6) ATLANTIC DESIGN COMPANY PRIOR ACCOUNT - This account was established to receive profit sharing contributions (and earnings thereon) credited to the accounts of employees who formerly participated in the Atlantic Design Profit Sharing and Retirement Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall continue to vest in such account in accordance with the vesting schedule set forth in
Section 9.2 of the Plan.

          (7) STOCK BONUS ACCOUNT - This account was established to receive stock bonus contributions (and earnings thereon) credited to the accounts of employees who formerly participated in the Allied Maintenance Corporation Variable Income (Stock Savings) Retirement Plan and the Ogden Allied Services Saving and Security Plan. No further contributions may be credited to this account under any circumstances. Any Participant in whose behalf such an account was established shall be fully vested in such account at all times.

OGDEN PROJECTS PROFIT SHARING PLAN
APPENDIX B
METHOD OF PAYMENT OF RETIREMENT AND
DEATH BENEFITS FROM CERTAIN ACCOUNTS


          Introduction. The purpose of this Appendix B is to establish the rules concerning the distribution of benefits from the Retirement A Account, Retirement B Account and the Atlantic Design Company Prior Account. Any reference in this Appendix B to accounts or benefits shall only apply to these three accounts and the benefits derived from these three accounts.

          B1.01. Payment of Benefits. Any distribution from the Retirement A Account, Retirement B Account or Atlantic Design Company Prior Account to which a Participant is entitled under Sections 8.1, 8.2 or 8.4 of the Plan shall be paid as follows:

               (a) Subject to Section B1.02, a Participant who is married on the date his benefits are scheduled to begin, will receive his benefits in the form of a nontransferable annuity contract which provides a survivor benefit equal to 50% of the rate at which such benefit was payable to the Participant during his lifetime ("Retirement Annuity").

               (b) Subject to Section B1.02, a Participant who is unmarried on the date his benefits are scheduled to begin, will receive his benefits in the form of an annuity payable for his lifetime ("Life Annuity").

               (c) Subject to Section B1.02, if a Participant (who is married on the date of his death) dies before receiving a distribution from the Plan, his interest shall be distributed to his surviving spouse in the form of an annuity which is payable for the spouse's lifetime ("Preretirement Annuity").

               (d) If a Participant (who is unmarried on the date of his death) dies before receiving a distribution from the Plan, his interest shall be distributed to his Beneficiary in one lump sum payment.

          B1.02.  Procedures Concerning Waiver of Annuities.

               (a) Within a reasonable time of a Participant's Normal Retirement Date, the Administrative Committee will provide the Participant with a general written explanation of the Retirement Annuity (or, as the case may be, Life Annuity) form of payment and the financial effect on the Participant's benefit if he decides to waive the annuity. With the consent of his spouse (if there is one), pursuant to Section B1.02(d) below, a Participant may waive the Retirement Annuity within the 90 day period prior to the date on which his payments are scheduled to commence. A Participant who waives the Retirement Annuity or Life Annuity under this Section may cancel his waiver at any time prior to the date on which payments begin, by submitting a written cancellation to the Administrative Committee.

               (b) The Administrative Committee will provide the Participant with a general written explanation of the Preretirement Annuity form of payment and the financial effect on the Participant's benefit if he decides to waive the annuity. A Participant may elect to waive the Preretirement Annuity, provided his spouse (if there is one), consents, pursuant to Section B1.02(d) below, from the first day of the Plan Year during which the Participant attains age 32 until his death. If a Participant terminates employment, he shall have the same election period as though he had not terminated. A Participant who waives the Preretirement Annuity under this Section, may cancel his waiver at any time during the election period.

               (c)  Any explanation distributed by the
Administrative Committee under Sections B1.02(a) or (b) above shall include the terms and conditions of the Retirement Annuity, Life Annuity or the Preretirement Annuity; the Participants right to make, and the effect of, an election to waive a Retirement Annuity, Life Annuity or Preretirement Annuity; the rights of the Participant's spouse with regard to the election to waive the Retirement Annuity or Preretirement Annuity; and the right of the Participant to revoke the election to waive the Retirement Annuity, Life Annuity or the Preretirement Annuity, and the effect of such a revocation.

               (d) Any election to waive a Retirement Annuity or Preretirement Annuity will not be effective unless the Participant's spouse consents in writing to such election or to the alternate beneficiary, or both, and the spouse's consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, the consent of the Participant's spouse to the waiver will not be required if it is established to the Administrative Committee's satisfaction that there is no spouse, or that the spouse cannot be located.

               (e)  Subject to Section B1.02(d) above, if a
Participant elects to waive the annuity form or benefit specified in Sections B1.01(a), (b) or (c) above, his accounts shall be distributed to him in one lump sum payment in accordance with
Section 10.1(a) herein.

               (f) If a Participant dies without having waived the Preretirement Annuity, his spouse may waive the annuity within one year of his death, and elect a lump sum payment in lie thereof.

          B1.03.  Timing of Distribution.

               (a)  Subject to Section B1.03(b) below, if a
Participant terminates employment before attaining his Normal Retirement Age, and files appropriate forms requesting a distribution from the Plan by the end of the month in which he terminated, the Administrative Committee shall distribute his interest by the next succeeding month or as soon as practicable thereafter. If such Participant files such forms after the month in which he terminated employment, but prior to the last day of the calendar year in which he terminated, the Administrative Committee shall distribute his interest as soon as practicable after the last day of the calendar year in which he terminated. However, if such Participant does not file such forms until after the calendar year in which he terminated employment, the Administrative Committee shall distribute his interest upon his attainment of the Plan's Normal Retirement Age, or as soon as practicable thereafter.

               (b) No such distributions under Section B1.03(a) of this Section may be made unless the Participant's spouse (if there is one) consents in writing to such distribution.